                                                                    EXHIBIT 10.3
================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of December 27, 2000

                                      Among

                             SPECIALTY CATALOG CORP.
                         SC CORPORATION d/b/a SC DIRECT
                               SC PUBLISHING, INC.
                         DAXBOURNE INTERNATIONAL LIMITED

                                       and

                               FLEET NATIONAL BANK

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS....................................1
      Section 1.1.  Definitions................................................1
      Section 1.2.  Accounting Terms..........................................13

ARTICLE 2. THE CREDITS........................................................13
      Section 2.1.  The Revolving Credit......................................13
      Section 2.1A. Sterling Overdraft Facility...............................14
      Section 2.2.  Requests for Revolving Credit Advances....................14
      Section 2.3.  Interest on Revolving Credit Advances.....................14
      Section 2.4.  The Term Loan.............................................15
      Section 2.5.  Election of LIBOR Pricing Options.........................15
      Section 2.6.  Additional Payments.......................................16
      Section 2.7.  Set-Off; Computation of Interest; Etc.....................16
      Section 2.8.  Commitment Fee............................................17
      Section 2.9.  Increased Costs, Etc......................................17
      Section 2.10. Changed Circumstances.....................................19
      Section 2.11. Use of Proceeds...........................................20
      Section 2.12. Termination...............................................20
      Section 2.13. Letter of Credit Fee......................................20

ARTICLE 3. CONDITIONS OF THE CREDITS..........................................20
      Section 3.1.  Conditions to Term Loan and First Revolving
                      Credit Advance..........................................20
      Section 3.2.  Conditions to All Revolving Credit Advances...............21

ARTICLE 4. PAYMENT AND REPAYMENT..............................................22
      Section 4.1.  Mandatory Prepayments.....................................22
      Section 4.2.  Voluntary Prepayments.....................................22
      Section 4.3.  Payment and Interest Cutoff...............................23
      Section 4.4.  Payments Not at End of Interest Period....................23
      Section 4.5.  Method and Application of Payments........................24

ARTICLE 5. REPRESENTATIONS AND WARRANTIES.....................................24
      Section 5.1.  Corporate Existence, Charter Documents, Etc...............24
      Section 5.2.  Principal Place of Business; Location of Records..........25
      Section 5.3.  Qualification.............................................25
      Section 5.4.  Subsidiaries..............................................25
      Section 5.5.  Corporate Power...........................................25
      Section 5.6.  Valid and Binding Obligations.............................26
      Section 5.7.  Other Agreements..........................................26
      Section 5.8.  Payment of Taxes..........................................27
      Section 5.9.  Financial Statements......................................27
      Section 5.10. Other Materials Furnished.................................27
      Section 5.11. Stock.  ..................................................27
      Section 5.12. Changes in Condition......................................28

================================================================================


                                      (i)

      Section 5.13. Assets, Licenses, Etc.....................................28
      Section 5.14. Litigation................................................28
      Section 5.15. Pension Plans.............................................29
      Section 5.16. Outstanding Indebtedness..................................29
      Section 5.17. Environmental Matters.....................................29
      Section 5.18. Foreign Trade Regulations.................................30
      Section 5.19. Governmental Regulations..................................31
      Section 5.20. Margin Stock..............................................31
      Section 5.21. Operation of Business on Consolidated Basis...............31

ARTICLE 6. REPORTS AND INFORMATION............................................31
      Section 6.1.  Interim Financial Statements and Reports..................31
      Section 6.2.  Annual Financial Statements...............................31
      Section 6.3.  Notice of Defaults........................................32
      Section 6.4.  Notice of Litigation......................................32
      Section 6.5.  Communications with Others................................32
      Section 6.6.  Reportable Events.........................................32
      Section 6.7.  Reports to other Creditors................................32
      Section 6.8.  Communications with Independent Public Accountants;
                      Management Letter.......................................33
      Section 6.9.  Environmental Reports.....................................33
      Section 6.10. Annual Projections........................................33
      Section 6.11. Miscellaneous.............................................33

ARTICLE 7. FINANCIAL COVENANTS................................................34
      Section 7.1.  Ratio of Consolidated Senior Funded Debt to
                      Consolidated EBITDA.....................................34
      Section 7.2.  Ratio of Consolidated Operating Cash Flow to
                      Consolidated Total Debt Service.........................34
      Section 7.3.  Minimum Consolidated EBITDA...............................34
      Section 7.4.  Consolidated Capital Expenditures.........................34

ARTICLE 8. AFFIRMATIVE COVENANTS..............................................34
      Section 8.1.  Existence and Business....................................35
      Section 8.2.  Taxes and Other Obligations...............................35
      Section 8.3.  Maintenance of Properties and Leases......................35
      Section 8.4.  Insurance.................................................36
      Section 8.5.  Records, Accounts and Places of Business..................36
      Section 8.6.  Inspection................................................36
      Section 8.7.  Maintenance of Accounts...................................36
      Section 8.8.  Interest Rate Protection..................................36
      Section 8.9.  Delivery of Closing Documents.............................36

ARTICLE 9. NEGATIVE COVENANTS.................................................37
      Section 9.1.  Restrictions on Indebtedness..............................37
      Section 9.2.  Restriction on Liens......................................38
      Section 9.3.  Restrictions on Asset Acquisition.........................39
      Section 9.4.  Investments...............................................40


                                      (ii)

      Section 9.6.  Assumptions, Guaranties, Etc. of Indebtedness
                      of Other Persons........................................40
      Section 9.7.  Mergers, Etc..............................................41
      Section 9.8.  ERISA.....................................................41
      Section 9.9.  Distributions.............................................41
      Section 9.10. Sale and Leaseback........................................41
      Section 9.11. Transactions with Affiliates..............................41

ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES....................................42
      Section 10.1. Events of Default.........................................42
      Section 10.2. Remedies..................................................44

ARTICLE 11. WAIVERS; AMENDMENTS; REMEDIES.....................................45

ARTICLE 12. INDEMNIFICATION...................................................45

ARTICLE 13. MISCELLANEOUS.....................................................46
      Section 13.1. Successors and Assigns....................................46
      Section 13.2. Notices...................................................47
      Section 13.3. Integration...............................................48
      Section 13.4. Governing Law.............................................48
      Section 13.5. Counterparts..............................................48
      Section 13.6. Expenses..................................................49
      Section 13.7. Joint and Several Obligations.............................49
      Section 13.8. Reliance on Representations and Actions of the
                      Company.................................................49
      Section 13.9. WAIVER OF JURY TRIAL......................................49
      Section 13.10. Replacement of Promissory Notes..........................50
      Section 13.11. Currency Equivalents.....................................50


                                     (iii)

LIST OF EXHIBITS AND SCHEDULES

Exhibit A                   Revolving Credit Note
Exhibit B                   Term Note
Exhibit C                   Compliance Certificate
Exhibit D                   Pricing Notice
Exhibit E                   SC Licensing Guaranty
Exhibit F                   SC(UK) Resolution

Schedule 1                  Schedule of Existing Letters of Credit
Schedule 5.4                Schedule of Subsidiaries
Schedule 5.8                Schedule of Payment of Taxes
Schedule 5.9                Schedule of Financial Statements
Schedule 5.11               Schedule of Issued and Outstanding Stock
Schedule 5.12               Schedule of Changes in Condition
Schedule 5.13(a)(i)         Schedule of Liens, Charges and Encumbrances
Schedule 5.13(a)(ii)        Schedule of Assets of the Company
Schedule 5.13(b)            Schedule of Intellectual Property
Schedule 5.14               Schedule of Litigation
Schedule 5.15               Schedule of Pension Plans
Schedule 5.16               Schedule of Outstanding Indebtedness
Schedule 5.17               Schedule of Environmental Matters
Schedule 8.4                Schedule of Insurance


                                      (iv)

                      AMENDED AND RESTATED CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 27, 2000 by and among SPECIALTY CATALOG CORP., a Delaware corporation (the "Company"), SC CORPORATION, a Delaware corporation d/b/a SC Direct ("SC Direct"), SC PUBLISHING, INC., a Delaware corporation ("SC Publishing") and DAXBOURNE INTERNATIONAL LIMITED (Registered No. 3369640), a private company limited by shares incorporated in England and Wales ("SC(UK)") (each, a "Borrower" and collectively, the "Borrowers"), and FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America (the "Bank").

                                    Recitals

      WHEREAS, the Company, SC Direct, SC Publishing and the Bank are parties to a Credit and Guaranty Agreement dated as of March 12, 1997 (as amended through the date hereof, the "U.S. Credit Agreement") and SC(UK), the Company, SC Direct, SC Publishing and the Bank are parties to a Credit Agreement dated as of October 3, 1997 (as amended through the date hereof, the "U.K. Credit Agreement", and together with the U.S. Credit Agreement, the "Original Credit Agreements"); and

      WHEREAS, the Borrowers and the Bank desire to amend and restate the Original Credit Agreements in their entirety to, among other things, establish new credit facilities in favor of the Borrowers, jointly and severally, to refinance existing Indebtedness outstanding under the Original Credit Agreements, and to integrate the provisions of the Original Credit Agreements into one agreement provided for herein;

      NOW, THEREFORE, for good and valuable consideration, the Borrowers, jointly and severally, and the Bank hereby amend and restate the Original Credit Agreements in their entirety and hereby agree as follows:

                  ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS

      Section 1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

            "Affiliate" shall mean (a) any director or officer of the Company or any Subsidiary, (b) any Person owning 10% or more of any class of capital stock of the Company or any Subsidiary and (c) any Person that controls, is controlled by or is under common control with the Company or any Subsidiary. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall mean this Amended and Restated Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

            "Applicable Commitment Fee Rate" shall mean 0.375% per annum.

            "Applicable LIBOR Rate" shall mean the LIBOR Rate plus the Applicable LIBOR Rate Margin.

            "Applicable LIBOR Rate Margin" shall mean with respect to LIBOR Rate Loans, provided that no Default has occurred and is outstanding, (a) from the Closing Date to the Applicable Margin Determination Date with respect to the fiscal year ending December 31, 2000, 2.25% per annum and (b) thereafter, the Applicable LIBOR Rate Margin as set forth below based on the Consolidated Leverage Ratio as of the end of the previous quarter and determined and adjusted on each Applicable Margin Determination Date:

                                                                Applicable LIBOR
      Level                 Consolidated Leverage Ratio           Rate Margin
      -----                 ---------------------------           -----------

        I                Greater than 3.00-to-1.00                   2.75%

       II         Greater than 2.50-to-1.00 but less than            2.50%
                          or equal to 3.00-to-1.00

       III        Greater than 2.00-to-1.00 but less than            2.25%
                           or equal to 2.50-to-1.00

       IV        Greater than 1.50-to-1.00 but less than or          2.00%
                           equal to 2.00-to-1.00
        V            Less than or equal to 1.50-to-1.00              1.75%

      provided, however, that if a Default shall have occurred and is outstanding, the "Applicable LIBOR Rate Margin" shall mean 2.75% per annum at all times during the existence and continuance of any such Default.

            "Applicable Margin Determination Date" shall mean the date that the Borrowers deliver a Compliance Certificate to the Bank in accordance with the requirements of

      Section 6.1 or 6.2, as applicable.

            "Applicable Prime Rate" shall mean the Prime Rate plus the Applicable Prime Rate Margin.

            "Applicable Prime Rate Margin" shall mean, with respect to Prime Rate Loans, provided that no Default has occurred and is outstanding, (a) from the Closing Date to the Applicable Margin Determination Date with respect to the fiscal year ending December 31, 2000, 0.25% per annum and
      (b) thereafter, the Applicable Prime Rate Margin as set forth below based on the Consolidated Leverage Ratio as of the end of the previous quarter and determined and adjusted on each Applicable Margin Determination Date:

       Level       Consolidated Leverage Ratio      Applicable Prime Rate Margin
       ----        ---------------------------      ----------------------------

         I          Greater than 3.00-to-1.00                  0.75%

               Greater than 2.50-to-1.00 but less
        II        than or equal to 3.00-to-1.00                0.50%

               Greater than 2.00-to-1.00 but less
        III       than or equal to 2.50-to-1.00                0.25%

        IV     Less than or equal to 2.00-to-1.00              0.00%

            provided, however, that if a Default shall have occurred and is outstanding, the "Applicable Prime Rate Margin" shall mean 0.75% per annum at all times during the existence and continuance of any such Default.

            "Bank Agreement" shall mean this Agreement, the Revolving Credit Note, the Term Note, the Security Agreements, the Pledge Agreements, the SC Licensing Guaranty, any Letter of Credit and application therefor and any other present or future agreement from time to time entered into between any Borrower or any Subsidiary and the Bank, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Borrowers or any Subsidiary to the Bank in connection therewith.

            "Bank Obligations" shall mean all present and future obligations and Indebtedness of the Borrowers and their Subsidiaries owing to the Bank under this Agreement or any other Bank Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Revolving Credit Note and the Term Note, LC Obligations and obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Bank Agreement.

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The Commonwealth of Massachusetts are authorized or required to close under the laws of The Commonwealth of Massachusetts, and, if the applicable day relates to a LIBOR Rate Loan or an Interest Period for a LIBOR Rate Loan, the day on which dealings in dollar deposits are also carried on in the London interbank market and banks are open for business in London.

            "Capital Assets" shall mean fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided, however, that Capital Assets shall not include any item customarily charged directly as an expense or depreciated over a useful life of twelve
      (12) months or less in accordance with Generally Accepted Accounting Principles.

            "Capital Expenditures" shall mean amounts paid or incurred, including Indebtedness incurred, by any Borrower or any of their Subsidiaries in connection with the purchase or lease by any Borrower or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Borrower or Subsidiary in accordance with Generally Accepted Accounting Principles.

            "Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with Generally Accepted Accounting Principles and Statement of Financial Accounting Standards No. 13.

            "Capitalized Lease Obligations" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with Generally Accepted Accounting Principles and Statement of Financial Accounting Standards No. 13.

            "Change of Control" shall be deemed to have occurred when (a) the individuals who at the Closing Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors still in office who were directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then still in office, (b) more than 16% of the outstanding shares of common stock of the Company is owned of record or beneficially by any Person or group of Persons within the meaning of Sections 13 or 14 of the Securities Exchange Act of 1934, as amended or (c) Joseph Grabowski shall cease to serve as the chief executive officer of the Company, SC Direct and SC Publishing, whether by reason of death, disability, resignation, action by the Board of Directors, or otherwise and one hundred and twenty (120) days shall have passed without express written waiver by the Bank of any such event pursuant to this paragraph (c).

            "Closing Date" shall mean the date on which all of the conditions set forth in Section 3.1 have been satisfied.

            "Collateral" shall mean all accounts receivable, inventory, equipment, Pledged Shares and Related Collateral and all other property of the Borrowers and SC Licensing Corp. or another Person, now owned or hereafter acquired which is designated as collateral and in which the Bank is granted a lien to secure any of the Bank Obligations pursuant to the Security Agreements or otherwise (whether or not such agreement makes reference to this Agreement or the Bank Obligations).

            "Compliance Certificate" shall mean a certificate in the form of Exhibit C hereto and executed by the chief executive officer or chief financial officer of the Company.

            "Consolidated" and "Consolidating," and "consolidated" and "consolidating" when used with reference to any term, shall mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated in accordance with Generally Accepted Accounting Principles and with appropriate deductions for minority interests (if any) in Subsidiaries, as required by Generally Accepted Accounting Principles.

            "Consolidated Current Liabilities" shall mean, at any date as of which the amount thereof shall be determined, all liabilities of the Company and its Subsidiaries which should properly be classified as current in accordance with Generally Accepted Accounting Principles consistently applied, including, without limitation, all fixed prepayments of, and sinking fund payments with respect to, Indebtedness and all estimated taxes of the Company and its Subsidiaries required to be made within one year from the date of determination.

            "Consolidated EBITDA" shall mean for any period the sum of (a) Consolidated Net Income plus (b) all amounts deducted in computing Consolidated Net Income in respect of (i) interest expense on Indebtedness, (ii) taxes based on or measured by income and (iii) depreciation and amortization expense, in each case for the period under review.

            "Consolidated Excess Cash Flow" shall mean, for any period, Consolidated Operating Cash Flow less Consolidated Total Debt Service, each determined for such period.

            "Consolidated Net Income" shall mean the net income (or deficit) from operations of the Company and its Subsidiaries, after taxes, determined in accordance with Generally Accepted Accounting Principles consistently applied.

            "Consolidated Operating Cash Flow" shall mean (a) Consolidated EBITDA less (b) the sum of (i) unfinanced Capital Expenditures plus (ii) Consolidated net cash payments for taxes for the applicable period.

            "Consolidated Senior Funded Debt" shall mean (a) all Indebtedness of the Company and its Subsidiaries for borrowed money (including Capitalized Lease

      Obligations but excluding trade accounts payable and contingent obligations) less (b) all Subordinated Indebtedness of the Company and its Subsidiaries.

            "Consolidated Total Debt Service" shall mean for any period the sum of (a) interest expense for such period, plus (b) principal payments on Indebtedness required to be made during such period.

            "Debenture" shall mean the Debenture from SC(UK) to the Bank dated as of October 3, 1997, as amended or supplemented from time to time.

            "Default" shall mean an Event of Default or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

            "Distribution" shall mean as to any Person: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of such Person, other than dividends payable solely in shares of common stock of such Person, (b) the purchase, redemption, or other acquisition or retirement of any shares of any class of capital stock of such Person directly or indirectly, (c) any other distribution on or in respect of any shares of any class of capital stock of such Person,
      (d) any setting apart or allocating any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of capital stock of such Person, and (e) any payment of principal of any Subordinated Indebtedness.

            "Environmental Law" means any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, use or generation of hazardous substances in or at the workplace, worker health or safety, whether now existing or hereafter enacted.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Event of Default" shall have the meaning set forth in Section 10.1 hereof.

            "Federal Funds Effective Rate" shall mean for any one day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

            "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles as defined by controlling pronouncements of the Financial

      Accounting Standards Board, as from time to time supplemented and amended, or in the case of SC(UK), as generally accepted in the United Kingdom.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranty" or "Guarantee" or "Guaranties" shall include any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

            "Indebtedness" shall mean, as to any Person, all obligations, contingent and otherwise, which in accordance with Generally Accepted Accounting Principles consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, letters of credit open for account, obligations under acceptance facilities, Capitalized Lease Obligations and all obligations on account of Guaranties, endorsements and any other contingent obligations in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

            "Interest Period" shall mean with respect to each LIBOR Rate Loan the period commencing on the date of such LIBOR Rate Loan and ending one, two or three months thereafter, as the Company may request in a Pricing Notice, provided that:

                  (i) any Interest Period (other than an Interest Period determined pursuant to clause (ii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise end (a) after the Term Loan Maturity Date with respect to a LIBOR Rate Loan representing all or a portion of the Term Loan shall end on the Term Loan Maturity Date and (b) after the Revolving Credit Termination Date with respect to a LIBOR Rate Loan representing a Revolving Credit Advance shall end on the Revolving Credit Termination Date; and

                  (iii) notwithstanding clause (ii) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to any LIBOR Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement, swaption or other similar agreement or arrangement.

            "Investment" shall mean (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital or extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, and (c) any purchase of (i) stock or other securities of another Person or (ii) any business or undertaking of another Person (whether by purchase of assets or securities), any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100 or (d) any other investment, in all cases whether existing on the date of this Agreement or thereafter made.

            "LC Obligations" shall mean all present and future obligations of the Borrowers to reimburse the Bank for any amounts drawn under any Letter of Credit, to pay certain fees to the Bank relating to any Letter of Credit, including without limitation, the Letter of Credit Fee, and to pay any and all amounts and to perform any obligations under any agreement pursuant to which a Letter of Credit has been issued, including all reimbursement and indemnification obligations.

            "Legal Charge" shall mean the Legal Charge from SC(UK) to the Bank dated as of October 3, 1997, as amended or supplemented from time to time.

            "Letter of Credit" shall mean a standby or documentary letter of credit issued by the Bank for the account of any of the Borrowers, including without limitation each letter of credit described on Schedule 1 hereto which has been issued by the Bank as of the date hereof.

            "Letter of Credit Fee" shall have the meaning ascribed to it in
      Section 2.13 herein.

            "LIBOR Pricing Option" shall mean the option granted to the Borrowers pursuant to Section 2.5 hereof to have interest on all or a portion of the Revolving Credit Advances or all or a portion of the Term Loan computed on the basis of the Applicable LIBOR Rate for an applicable Interest Period.

            "LIBOR Rate" shall mean as applicable to any LIBOR Rate Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Rate Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such LIBOR Rate Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such LIBOR Rate Loan as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Rate Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such LIBOR Rate Loan. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Rate Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Bank, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

            "LIBOR Rate Fixing Day" shall mean, in the case of any LIBOR Rate Loan, the second Business Day preceding the Business Day on which an Interest Period begins.

            "LIBOR Rate Loan" shall mean any Revolving Credit Advance or portion of the Term Loan upon which interest will accrue on the basis of a formula including as a component thereof the LIBOR Rate. The expiration date of any LIBOR Rate Loan shall be the last day of the Interest Period applicable to such LIBOR Rate Loan.

            "Maximum Revolving Credit Amount" shall mean (a) from the Closing Date through December 31, 2000, $3,250,000, (b) from January 1, 2001 through December 31, 2001, an amount equal to the sum of (1) $3,250,000 plus (2) the aggregate amount of all quarterly principal installment payments made by the Borrowers on the Term Loan pursuant to Section 2.4 herein and (c) from January 1, 2002 through December 31, 2002, (i) provided that no Default shall have occurred and be continuing and that the Borrowers are in compliance with all terms, conditions and covenants set forth in this Agreement and all other Bank Agreements, including without limitation those covenants set forth in Section 7 herein, an amount equal to (1) the lesser of (x) $13,000,000 or (y) two (2) times Consolidated EBITDA for the fiscal year ended December 31, 2001 as set forth in the Company's Consolidated financial statements delivered pursuant to Section 6.2 hereof less (2) $9,000,000 plus (3) the aggregate amount of all quarterly principal installment payments made by the Borrowers on the Term Loan pursuant to Section 2.4 herein or (ii) if the conditions set forth in clause (i) above shall not have been met, an amount equal to the sum of (1) $3,250,000 plus (2) the aggregate amount of all quarterly principal installment payments made by the Borrowers on the Term Loan pursuant to Section 2.4 herein; provided that, if a Default has occurred, the Borrowers nevertheless shall be subject to the provisions of Section 3.2(b) herein, and provided further that if the obligation of the Bank to make further Revolving Credit Advances is terminated upon the occurrence of an Event of Default or pursuant to the terms of Section 2.12 herein, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed $0.

            "Net Cash Proceeds" means, with respect to (a) any sale, lease, transfer or other disposition of any asset or (b) the incurrence or issuance of any Indebtedness for borrowed money except for the Bank Obligations hereunder, including Capitalized Lease Obligations or (c) the sale or issuance of any capital stock or other ownership or profit interest, any equity securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (i) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar transaction fees and commissions, (ii) the amount of taxes payable in connection with or as a result of such transaction and (iii) the amount of any Indebtedness secured by a lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (i) and (iii), at the time of receipt of such cash, actually paid to a Person that is not the Company, any Subsidiary or any Affiliate and, in the case of clause (ii), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, actually paid to a Person that is not the Company, any Subsidiary or any Affiliate.

            "Pension Plan" shall mean an employee benefit plan or other plan maintained for the employees of the Company or any Subsidiary as described in Section 4021(a) of ERISA.

            "Permitted Acquisition" shall mean any acquisition by the Company or any Subsidiary of, or any merger by the Company or any Subsidiary with, another Person pursuant to which (a) the Company or such Subsidiary acquires all of the capital stock of such Person, or all or substantially all of the assets or a line of business conducted by such Person, provided that (a) such Person is engaged in, or the assets or line of business so acquired will be used in, the women's wig or the hairpiece retailing or the direct marketing business and (b) the sum of (i) the aggregate purchase price for any such acquisition or merger including cash, property or stock, plus (ii) the aggregate of all Indebtedness of such Person assumed by the Company or such Subsidiary in connection with such acquisition or merger (other than trade payables incurred in the ordinary course of business), does not exceed $300,000; and provided further that, immediately after and giving effect thereto, no event shall have occurred and be continuing which constitutes a Default (including under Section 8.1 and Article 7, assuming that the financial restrictions set forth in Article 7 are applied immediately after and giving effect to such acquisition or merger) and that the Company or such Subsidiary is the surviving corporation to any such merger.

            "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

            "Pledge Agreements" shall mean (a) the Stock Pledge Agreement from the Company to the Bank dated as of March 12, 1997 and (b) the Stock Pledge Agreement from SC Direct to the Bank dated as of March 12, 1997, as each may be amended or supplemented from time to time.

            "Pledged Shares" shall mean the shares of capital stock and other interests and rights pledged to the Bank under the Pledge Agreements.

            "Pricing Notice" shall have the meaning set forth in Section 2.5.

            "Prime Rate" shall mean the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

            "Prime Rate Loans" shall mean any Revolving Credit Advance or portion of the Term Loan upon which interest will accrue on the basis of a formula including as a component thereof the Prime Rate.

            "Related Collateral" shall mean all general intangibles; keyman life insurance policies owned by the Borrowers and payable to the Borrowers; trade names, trademarks and trade secrets; patents, copyrights and other intellectual property; customers lists; mailing lists; goodwill; cash; deposit accounts; tax refunds; claims under insurance policies (whether or not proceeds of other Collateral); rights of set-off; rights under judgments; tort claims and choses in action; computer programs and software; books and records (including without limitation all electronically recorded data); contract rights; and all contracts and agreements to which any Person is a party or beneficiary, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or belonging to any Person.

            "Reportable Event" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA.

            "Revolving Credit Advance" shall mean any loan or advance from the Bank to the Borrowers pursuant to Section 2.1 of this Agreement.

            "Revolving Credit Note" shall mean the Revolving Credit Note executed by the Borrowers, jointly and severally, in connection herewith substantially in the form of Exhibit A hereto.

            "Revolving Credit Termination Date" shall mean December 31, 2002.

            "SC Licensing" shall mean SC Licensing Corp., a Massachusetts corporation.

            "SC Licensing Guaranty" shall mean the Unlimited Guaranty dated as of the date hereof by SC Licensing in favor of the Bank in the form of Exhibit E hereto.

            "SC Licensing Note" shall mean the Note dated as of December 30, 1997 by SC Licensing in favor of SC Direct in the principal amount of $7,300,000.

            "SC Licensing Security Agreement" shall mean the Security Agreement from SC Licensing Corp. to the Bank dated as of December 30, 1997, as amended or supplemented from time to time.

            "SC Licensing Transfer" shall mean the transfer of certain assets from SC Direct to SC Licensing pursuant to and in accordance with the SC Licensing Transfer Documents.

            "SC Licensing Transfer Documents" shall mean (a) the Purchase and Sale Agreement dated as of December 30, 1997 by and among SC Direct and SC Licensing, (b) the SC Licensing Note, (c) the Assignment of Trademarks dated December 30, 1997 by SC Direct in favor of SC Licensing, (d) the Management Services Agreement dated as of December 30, 1997 by and between SC Direct and SC Licensing, (e) the Trademark License Agreement dated as of December 30, 1997 by and between SC Direct and SC Licensing and (f) all related documents and instruments.

            "Security Agreements" shall mean (a) the U.S. Subsidiary Security Agreement, (b) the Trademark Assignments, (c) the SC Licensing Security Agreement, (d) the Pledge Agreements, (e) the Debenture and (f) the Legal Charge.

            "Subordinated Indebtedness" shall mean Indebtedness of the Borrowers which is subordinated to the Indebtedness of the Borrowers hereunder and under the Revolving Credit Note and the Term Note and to all other Bank Obligations, on terms and conditions approved in writing by the Bank.

            "Subsidiary" shall mean any Person of which the Company or other specified parent shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body, or in the case of any Person registered in England and Wales, a subsidiary within the meaning of Section 736 of the Companies Act 1985 of that jurisdiction.

            "Term Loan" shall mean the term loan made by the Bank to the Borrowers under Section 2.4 hereof.

            "Term Loan Maturity Date" shall mean December 31, 2005.

            "Term Note" shall mean the Term Note executed by the Borrowers, jointly and severally, in connection herewith substantially in the form of Exhibit B hereto.

            "Termination Fee" shall have the meaning ascribed to it in Section 2.12.

            "Termination Notice" shall have the meaning ascribed to it in
      Section 2.12.

            "Trademark Assignments" shall mean (a) the Assignment of Trademarks and Service Marks (U.S.) from the Company, SC Direct and SC Publishing to the Bank, as amended or supplemented from time to time and (b) the Assignment of Trademarks and Service Marks (U.S.) from SC Licensing Corp. to the Bank, as amended or supplemented from time to time.

            "2000 Financial Statements" shall mean the Consolidated balance sheet of the Company and its Subsidiaries as of the last day of the fiscal quarter ended September, 2000 and the related Consolidated statements of operations, stockholders' deficit and cash flow for the three quarter period ended September, 2000 and notes to such financial statements.

            "U.S. Subsidiary Security Agreement" shall mean the Security Agreement from SC Direct and SC Publishing to the Bank dated as of March 12, 1997, as amended or supplemented from time to time.

      Section 1.2. Accounting Terms. All accounting terms used and not defined in this Agreement shall be construed in accordance with Generally Accepted Accounting Principles consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.

                             ARTICLE 2. THE CREDITS

      Section 2.1. The Revolving Credit. Subject to the terms and conditions hereof and so long as there is no Default, the Bank will make Revolving Credit Advances to the Borrowers, from time to time, until the Revolving Credit Termination Date, as requested by the Company, as agent for the Borrowers in accordance with Section 2.2; provided that the aggregate principal amount of all Revolving Credit Advances at any time outstanding hereunder plus the aggregate stated amount of all Letters of Credit outstanding at any time shall not exceed the Maximum Revolving Credit Amount. The Borrowers, jointly and severally, shall execute and deliver to the Bank the Revolving Credit Note to evidence the Revolving Credit Advances. Subject to the foregoing limitations and the provisions of Section 4.1 below, the Borrowers may borrow, repay pursuant to Section 4.2 and reborrow Revolving Credit Advances hereunder from the date of this Agreement to the Revolving Credit Termination Date. Any Revolving Credit Advances not repaid by the Revolving Credit Termination Date shall be due and payable in full on the Revolving Credit Termination Date.

      Section 2.1A. Sterling Overdraft Facility. Until the Revolving Credit Termination Date, SC(UK) shall be able to overdraw on its current account at the Bank's London branch up to an amount equivalent to the lesser of (a) the difference between (i) the Maximum Revolving Credit Amount and (ii) the amount of all then outstanding Revolving Credit Advances and the stated amount of all then outstanding Letters of Credit and (b) (pound)200,000, provided that the amount of any outstanding overdraft shall be treated as a Revolving Credit Advance to the Borrowers, jointly and severally, shall reduce the Maximum Revolving Credit Amount by the amount overdrawn (converted to U.S. dollars), and shall be secured by all of the Security Agreements, and provided further that, notwithstanding the provisions of Sections 2.3 and 2.5 herein, any such Revolving Credit Advance representing an outstanding overdraft shall bear interest at a rate determined by the Bank from time to time pursuant to an agreement entered into between the Bank and SC(UK).

      Section 2.2. Requests for Revolving Credit Advances. Each Revolving Credit Advance shall be made on notice given by the Company to the Bank not later than 12:00 noon (Boston time) on the date of the proposed borrowing (a "Notice of Revolving Credit Borrowing"); provided, however that if the Company elects a LIBOR Pricing Option with respect to any Revolving Credit Advance in accordance with Section 2.5 hereof, such Notice of Revolving Credit Borrowing shall be given by the Company contemporaneously with a Pricing Notice in the manner and within the time specified in Section 2.5. Each such Notice of Revolving Credit Borrowing shall be by telephone or telecopy, and if by telephone confirmed promptly in writing by the Company, specifying therein (a) the requested date of such Revolving Credit Advance and (b) the amount of such Revolving Credit Advance (which must be a minimum of $500,000 and increments of $100,000 in the case of requests for LIBOR Rate Loans). The Borrowers agree, jointly and severally, to indemnify and hold the Bank harmless for any action, including the making of any Revolving Credit Advances hereunder, or loss or expense, taken or incurred by the Bank in good faith reliance upon any such telephone request. At the time of the initial request for a Revolving Credit Advance made under this
Section 2.2, the Borrowers shall have provided the Bank with a Compliance Certificate. The Borrowers hereby agree (i) that the Bank shall be entitled to rely upon the Compliance Certificate most recently delivered to the Bank until it is superseded by a more recent Compliance Certificate and (ii) that each request for a Revolving Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained herein and in all other Bank Agreements. Notwithstanding the foregoing, the first Revolving Credit Advance hereunder in the amount of $___________ shall be deemed made automatically upon execution and delivery hereof and cancellation of the notes under the Original Credit Agreements.

      Section 2.3. Interest on Revolving Credit Advances. Subject to the terms of Section 2.5 relating to LIBOR Pricing Options, the Borrowers, jointly and severally, shall pay interest on the unpaid balance of the Revolving Credit Advances from time to time outstanding at a per annum rate equal to the Applicable Prime Rate. Interest on the Revolving Credit Advances shall be payable monthly in arrears on the first day of each month, commencing January 1, 2001 and continuing until all of the Indebtedness of the Borrowers to the Bank under the Revolving Credit Note shall have been paid in full.

      Section 2.4. The Term Loan.

            (a) On the Closing Date, the Bank will make a term loan to the Borrowers in the principal amount of $9,000,000, which Term Loan shall be deemed made automatically upon the execution and delivery hereof and the cancellation of the notes under the Original Credit Agreements. The Borrowers, jointly and severally, will execute and deliver to the Bank the Term Note to evidence the Term Loan. The principal amount of the Term Loan will be repaid in twenty (20) equal quarterly installments of $450,000 each, payable on the first day of each quarter (i.e. January, April, July and October), commencing January 1, 2001, with the final payment together with all unpaid interest and other amounts due and payable with respect thereto due on the Term Loan Maturity Date.

            (b) Subject to the terms of Section 2.5 relating to LIBOR Pricing Options, the Borrowers shall pay interest on the unpaid balance of the Term Loan from time to time outstanding at a per annum rate equal to the Applicable Prime Rate. Interest shall be payable in arrears on the first day of each month, commencing January 1, 2001 and continuing until the Term Note shall have been paid in full.

      Section 2.5. Election of LIBOR Pricing Options. Subject to all the terms and conditions hereof and so long as there exists no Default, the Borrowers may, by delivering a notice (a "Pricing Notice") to the Bank received at or before 10:00 a.m. Boston time on the date two Business Days prior to the commencement of the Interest Period selected in such Pricing Notice, elect to have all or a portion of the outstanding Revolving Credit Advances or all or a portion of the Term Loan, as the Company may specify in such Pricing Notice, accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable LIBOR Rate for such Interest Period; provided, however, that any such election made with respect to the Revolving Credit Advances or Term Loan shall be in an amount not less than $500,000 and in increments of $100,000; and provided further that no such election will be made if it would result in there being more than four (4) LIBOR Pricing Options in the aggregate outstanding at any one time. Interest on Revolving Credit Advances or portions of the Term Loan bearing interest at the Applicable LIBOR Rate shall be paid for the applicable Interest Period on the last day thereof, on every third month during any Interest Period longer than three months and when such LIBOR Rate Loan is due (whether at maturity, by reason of acceleration or otherwise). Each Pricing Notice shall be substantially in the form of Exhibit D attached hereto and shall specify: (i) the selection of a LIBOR Pricing Option; (ii) the effective date and amount of Revolving Credit Advances or portions of the Term Loan subject to such LIBOR Pricing Option, subject to the limitations set forth herein; and (iii) the duration of the applicable Interest Period. Each Pricing Notice may only be revoked subject to Section 4.4.

      Section 2.6. Additional Payments.

            (a) Upon Default (whether or not the Bank has accelerated payment hereunder or under the Revolving Credit Note or the Term Note), or after maturity or after judgment has been rendered hereunder or on the Revolving Credit Note or the Term Note, the Borrowers' right to select the LIBOR Pricing Option shall cease and the unpaid principal of all Revolving Credit Advances and the Term Loan shall, at the option of the Bank, bear interest at a rate which is four (4) percentage points per annum greater than that which would otherwise be applicable.

            (b) If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrowers, jointly and severally, shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

      Section 2.7. Set-Off; Computation of Interest; Etc.

            (a) The Borrowers and SC Licensing and any other guarantor hereby grant to the Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Borrowers and SC Licensing and any other guarantor), the Bank may setoff the same or any part thereof and apply the same to any liability or obligation of the Borrowers or SC Licensing or any other guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Bank Obligations. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE BANK OBLIGATIONS PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS OR SC LICENSING OR ANY OTHER GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

            (b) All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

            (c) All agreements between the Borrowers and SC Licensing and any other guarantor and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Revolving Credit Note and the Term Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrowers and the Bank in the execution, delivery and acceptance of this Agreement and the Revolving Credit Note and the Term Note to contract in strict compliance with the laws of The Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Bank Agreements at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrowers and SC Licensing and any other guarantor and the Bank.

            (d) If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If the Revolving Credit Note or the Term Note or any payment thereunder becomes due on a day which is not a Business Day, the due date of the Revolving Credit Note or the Term Note or payment, as applicable, shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

            (e) The outstanding amount of the Revolving Credit Advances and the Term Note as reflected on the Bank's records from time to time shall be considered correct and binding on the Borrowers and SC Licensing and any other guarantor (absent manifest error) unless within 30 days after receipt of any notice by the Bank of such outstanding amount, the Company notifies the Bank in writing to the contrary.

      Section 2.8. Commitment Fee. The Borrowers, jointly and severally, shall pay to the Bank a commitment fee equal to the product of the Applicable Commitment Fee Rate multiplied by the amount by which the Maximum Revolving Credit Amount exceeds the daily average principal amount of the Revolving Credit Advances plus the aggregate stated amount of all Letters of Credit, as each may be outstanding from time to time. The commitment fee shall be payable quarterly in arrears on the first day of each January, April, July and October, commencing January 1, 2001.

      Section 2.9. Increased Costs, Etc.

            (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law," as used in this Section 2.9, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, regulatory, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to the Bank of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to the Bank of the principal of or the interest on the Revolving Credit Advances or the Term Loan or any other amounts payable to the Bank hereunder, or (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of the Bank in respect of the transactions contemplated herein, or (iv) impose on the Bank any other condition or requirement with respect to this Agreement or any Revolving Credit Advance or the Term Loan, and the result of any of the foregoing is (A) to increase the cost to the Bank of making, funding or maintaining all or any part of the Revolving Credit Advances or Term Loan or its commitment hereunder, or (B) to reduce the amount of principal, interest or other amount payable to the Bank hereunder, or (C) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrowers hereunder, then, and in each such case not otherwise provided for hereunder, the Borrowers, jointly and severally, will upon demand made by the Bank promptly following the Bank's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of the Bank.

            (b) Anything herein to the contrary notwithstanding, if, after the date hereof, the Bank shall have determined that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any of the foregoing, either imposes a requirement upon the Bank to allocate additional capital resources or increases the Bank's requirement to allocate capital resources or the Bank's commitment to make, or to the Bank's maintenance of, the Revolving Credit Advances or the Term Loan hereunder, which has or would have the effect of reducing the return on the Bank's capital to a level below that which the Bank could have achieved (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming full utilization of the Bank's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by the Bank to be material, the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrowers. The Borrowers and the Bank shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate the Bank for such reduction. If the Borrowers and the Bank are unable to agree to such adjustment within thirty (30) days of the day on which the Borrowers receive such notice, the Bank shall notify the Borrowers that the fees payable hereunder shall increase at the end of 90 days by an amount which will, in the Bank's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrowers, compensate the Bank for such reduction with effect from the date of the Bank's original notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the Bank's determination of such amount to be conclusive and binding upon the Borrowers, absent manifest error. The Borrowers may, within such 90-day period, refinance the Bank Obligations without premium or penalty but subject to payment of any amounts due under Section 4.4.

            (c) In determining the additional amounts payable under this Section 2.9, the Bank may use any reasonable method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among its customers in good faith and on an equitable basis. This
Section 2.9 shall only apply if and to the extent that the additional amounts payable hereunder are not already reflected in the calculation of the Reserve Requirement.

      Section 2.10. Changed Circumstances. In the event that:

            (a) on any date on which the Applicable LIBOR Rate would otherwise be set the Bank shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate; or

            (b) at any time the Bank shall have determined in good faith (which determination shall be final and conclusive) that

                  (i) the implementation of a LIBOR Pricing Option has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market or (B) compliance by the Bank in good faith with any applicable law or governmental or other applicable regulation, guideline or order or interpretation or change thereof by any governmental or other authority charged with the interpretation or administration thereof or with any request or directive of any such governmental or other authority (whether or not having the force of law); or

                  (ii) the LIBOR Rate shall no longer represent the effective cost to the Bank for U.S. dollar deposits in the London interbank market, as applicable for deposits in which it regularly participates;

then, and in such event, the Bank shall forthwith so notify the Company thereof. Until the Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the obligation of the Bank to allow election by the Borrowers of a LIBOR Pricing Option shall be suspended. If at the time the Bank so notifies the Company, the Company has previously given the Bank a Pricing Notice with respect to a LIBOR Pricing Option, but the LIBOR Pricing Option requested therein has not yet gone into effect, such Pricing Notice shall automatically be deemed to be withdrawn and be of no force or effect. If circumstances described in clause (b)(i)(B) arise, then upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the LIBOR Pricing Option with respect to any new requests for LIBOR Rate Loans shall be terminated, but any existing LIBOR Rate Loans may continue to be maintained through the end of the applicable Interest Period.

      Section 2.11. Use of Proceeds. The proceeds of the initial Revolving Credit Advance and the Term Loan shall be used by the Borrowers to repay in full the Indebtedness outstanding under the Original Credit Agreements as of the Closing Date. The proceeds of all future Revolving Credit Advances and any amounts remaining under the Term Loan after payment in full of the Indebtedness under the Original Credit Agreements shall be used by the Borrowers for working capital and for other general corporate purposes and for Permitted Acquisitions and for any other acquisitions approved by the Bank pursuant to the terms of
Section 9.7(b) herein, so long as no Default exists or would result from any such use. No portion of the proceeds shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

      Section 2.12. Termination. The Borrowers may terminate this Agreement at any time on not less than five (5) Business Days' prior written notice (the "Termination Notice") to the Bank, provided that the Borrowers shall have made payment in full of any and all outstanding Revolving Credit Advances and any outstanding amounts on the Term Loan, and all accrued and unpaid interest on such Revolving Credit Advances and Term Loan, and all other fees, expenses and amounts owing with respect thereto, including without limitation any and all amounts due pursuant to Sections 2.8, 4.4, Article 12 and Section 13.6 herein, which payment shall be due and payable within five (5) Business Days after the date of such Termination Notice, and provided, further that if the Borrowers should exercise their termination rights as provided above, the Borrowers, jointly and severally, shall pay to the Bank a termination fee (the "Termination Fee") in the amount of (a) $50,000 if such termination right is exercised any time during fiscal year 2001 and (b) $25,000 if such termination right is exercised at any time during fiscal year 2002, which Termination Fee shall be due and payable in full within five (5) Business Days after the date of the Termination Notice. This Agreement shall not be subject to reinstatement after termination as provided herein.

      Section 2.13. Letter of Credit Fee. The Borrowers, jointly and severally, shall pay, quarterly in arrears on the first day of each quarter, commencing on January 1, 2001, a fee (in each case, a "Letter of Credit Fee") to the Bank in respect of each Letter of Credit issued for the account of any Borrower (including those described on Schedule 1 hereto) equal to 1.5% per annum of the amount available to be drawn under such Letter of Credit.

                      ARTICLE 3. CONDITIONS OF THE CREDITS

      Section 3.1. Conditions to Term Loan and First Revolving Credit Advance. The Bank's obligation to make the Term Loan and first Revolving Credit Advance shall be subject to compliance by the Borrowers with their agreements contained in this Agreement, and to the condition precedent that the Bank shall have received each of the following, in form and substance satisfactory to the Bank and its counsel or in the form attached hereto as an Exhibit, as the case may be:

            (a) This Agreement duly executed by the Borrowers.

            (b) The Revolving Credit Note and the Term Note duly executed by the Borrowers.

            (c) The Confirmation of Security Agreement duly executed by SC Direct and SC Publishing, confirming that the U.S. Subsidiary Security Agreement and the Collateral described therein secure the Bank Obligations as amended and restated hereby.

            (d) The Confirmation of Security Agreement duly executed by SC Licensing, confirming that the SC Licensing Security Agreement and the Collateral described therein secure the Bank Obligations as amended and restated hereby.

            (e) The Confirmations of Stock Pledge Agreement duly executed by each of the Company and SC Direct, confirming that each of the Pledge Agreements and the Pledged Shares described therein secure the Bank Obligations as amended and restated hereby.

            (f) The SC Licensing Guaranty duly executed by SC Licensing.

            (g) Such other documents, certificates and opinions as the Bank may reasonably request.

      Section 3.2. Conditions to All Revolving Credit Advances. The Bank's obligation to make any Revolving Credit Advance pursuant to this Agreement shall be subject to compliance by the Borrowers with their agreements contained in this Agreement and each other Bank Agreement, and to the satisfaction, at or before the making of each Revolving Credit Advance, of all of the following conditions precedent:

            (a) The representations and warranties herein and those made by or on behalf of the Borrowers in any other Bank Agreement shall be correct as of the date on which any Revolving Credit Advance is made, with the same effect as if made at and as of such time (except that the references in Article 5 to the 2000 Financial Statements shall be deemed to refer to the most recent annual audited Consolidated financial statements of the Company and its Subsidiaries furnished to the Bank.)

            (b) On the date of any Revolving Credit Advance hereunder, there shall exist no Default.

            (c) The Borrowers shall have paid the balance of all fees then due and payable to the Bank as referenced herein.

            (d) The making of the requested Revolving Credit Advance shall not be prohibited by any law or governmental or other order or regulation applicable to the Bank or to any Borrower, and all necessary consents, approvals and authorizations of any Person for any such Revolving Credit Advance shall have been obtained.

                        ARTICLE 4. PAYMENT AND REPAYMENT

      Section 4.1. Mandatory Prepayments.

            (a) If at any time the aggregate outstanding principal balance of all Revolving Credit Advances made hereunder plus the aggregate stated amount of all Letters of Credit outstanding exceeds the Maximum Revolving Credit Amount, the Borrowers shall immediately repay to the Bank an amount equal to such excess.

            (b) The Borrowers will make all required principal payments on the Term Loan on the dates when due.

            (c) The Borrowers shall, on the date of receipt of the Net Cash Proceeds by any Borrower or any of their Subsidiaries from (i) the sale, lease, transfer or other disposition of any assets of any Borrower or any of their Subsidiaries (other than Net Cash Proceeds from a transaction permitted under Section 9.5), (ii) the incurrence or issuance by any Borrower or any of their Subsidiaries of any Indebtedness for borrowed money, except for the Bank Obligations, (iii) the sale or issuance by any Borrower or any of their Subsidiaries of any capital stock or other ownership or profit interest or any warrants, options or rights to acquire capital stock or other ownership or profits interest (other than Net Cash Proceeds from any such sale or issuance which described as one of its purposes undertaking acquisitions if such Net Cash Proceeds are used to finance any Permitted Acquisition or any other acquisition permitted under Section 9.7(b) within ninety (90) days of the receipt thereof by such Borrower or Subsidiary), prepay an aggregate principal amount of the Term Loan equal to the amount of such Net Cash Proceeds. Partial prepayments of the Term Loan under this Section 4.1(c) shall be applied to the scheduled principal payments on the Term Loan in inverse order of maturity and shall be applied first to portions of the Term Loan which are outstanding as Prime Rate Loans.

            (d) The Borrowers shall, within ninety (90) days after the end of each fiscal year, commencing with the fiscal year ending on December 31, 2001, prepay an aggregate principal amount of the Term Loan equal to 25% of Consolidated Excess Cash Flow for such fiscal year up to a maximum of $500,000 per annum (excluding any amounts included in Consolidated Excess Cash Flow which are used to finance any Permitted Acquisition or any other acquisition permitted under Section 9.7(b) within 90 days of such fiscal year end). Partial prepayments of the Term Loan under this Section 4.1(d) shall be applied to the scheduled principal payments on the Term Loan in inverse order of maturity and shall be applied first to portions of the Term Loan which are outstanding as Prime Rate Loans.

      Section 4.2. Voluntary Prepayments.

            (a) The Borrowers may make prepayments to the Bank of any outstanding principal amount of the Revolving Credit Advances which are Prime Rate Loans and of any outstanding principal amount of the Term Loan equal to $100,000 or an integral multiple thereof which are Prime Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day without premium or penalty.

            (b) The Borrowers may make prepayments to the Bank of any outstanding principal amount of the Revolving Credit Advances or of the Term Loan equal in either case to $100,000 or an integral multiple thereof which are LIBOR Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (Boston time) on any Business Day subject, however, to payment of the amounts set forth in Section 4.4.

            (c) Partial prepayments of the Term Loan made under this Section 4.2 shall be applied to reduce the remaining scheduled principal payments of the Term Loan ratably, and such partial prepayments shall be applied first to reduce that portion of the Term Loan which is a Prime Rate Loan.

      Section 4.3. Payment and Interest Cutoff. Notice of each prepayment pursuant to Section 4.2 shall be given to the Bank (a) in the case of prepayment of Prime Rate Loans, not later than 12:00 noon (Boston time) on the date of payment and (b) in the case of prepayment of LIBOR Rate Loans on any day other than the last day of the Interest Period applicable thereto, not later than 12:00 noon (Boston time) three (3) Business Days prior to the proposed date of payment, and shall specify the total principal amount of the Revolving Credit Advances or Term Loan to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrowers shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Revolving Credit Advances or portions of the Term Loan so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

      Section 4.4. Payments Not at End of Interest Period. The Borrowers may prepay a LIBOR Rate Loan only upon at least three (3) Business Days prior written notice to the Bank (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Rate Loan. The Borrowers, jointly and severally, shall pay to the Bank, upon request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Rate Loan on a date other than the last day of the Interest Period for such LIBOR Rate Loan for any reason, including without limitation, as a result of the provisions of Sections 4.1(c), 4.1(d), 4.2 and 10.2; (ii) any failure by any Borrower to borrow a LIBOR Rate Loan on the date specified by the Borrower's written notice; (iii) any failure by any Borrower to pay a LIBOR Rate Loan on the date for payment specified in the Borrower's written notice. Without limiting the foregoing, the Borrowers, jointly and severally, shall pay to the Bank a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee.

If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States' Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon the prepayment of a LIBOR Rate Loan. Each reference in this paragraph to "LIBOR Rate Election" shall mean the election by any Borrower of the LIBOR Rate. If by reason of an Event of Default, the Bank elects to declare the obligations due hereunder or under the Revolving Credit Note or Term Note to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Rate Loan shall become due and payable in the same manner as though the Borrowers had exercised such right of prepayment.

      Section 4.5. Method and Application of Payments.

            (a) Method of Payment. All payments shall be made by the Borrowers to the Bank at 100 Federal Street, Boston, MA 02110, or such other place as the Bank may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

            (b) Application of Payments. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after Default, payments will be applied to the obligations of the Borrowers to the Bank as the Bank determines in its sole discretion.

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

      In order to induce the Bank to enter into this Agreement and make the Revolving Credit Advances and the Term Loan as contemplated hereby, the Borrowers hereby make the following representations and warranties:

      Section 5.1. Corporate Existence, Charter Documents, Etc. The Company and each domestic Subsidiary is a corporation validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has corporate power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. SC(UK) is a private company limited by shares formed under the laws of England and Wales and is in good standing under such laws and has the power under such laws to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the charter documents and By-Laws or other similar governing documents of the Company and each Subsidiary have been delivered to the Bank and are true, accurate and complete as of the date hereof.

      Section 5.2. Principal Place of Business; Location of Records. The Company's, SC Direct's and SC Publishing's principal place of business is located at 21 Bristol Drive, South Easton, Massachusetts, and SC(UK)'s registered office is located at 9 Fenning Street, London SE1 3QR ENGLAND. The Borrowers have had no other principal place of business or registered office during the last six months. All of the books and records or true and complete copies thereof relating to the accounts and contracts of the Borrowers and each Subsidiary are and will be kept at such locations.

      Section 5.3. Qualification. The Company and each Subsidiary is duly qualified, licensed and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where its failure to be so qualified would have a material adverse effect on the business, assets or condition, financial or otherwise, of the Company or any Subsidiary.

      Section 5.4. Subsidiaries. The Borrowers have no Subsidiaries except for those listed in Schedule 5.4. All of the issued and outstanding capital stock of each Subsidiary listed on Schedule 5.4 is owned of record and beneficially by the Company or SC Direct as set forth on Schedule 5.4. Except as provided on
Schedule 5.13(a)(ii) hereto, the Company has no assets other than the capital stock of its Subsidiaries.

      Section 5.5. Corporate Power. The execution, delivery and performance of this Agreement, the Revolving Credit Note, the Term Note, the SC Licensing Guaranty and all other Bank Agreements and other documents delivered or to be delivered by the Company or any Subsidiary to the Bank in connection herewith, and the incurrence of Indebtedness to the Bank hereunder or thereunder, now or hereafter owing,

            (a) are within the corporate powers of the Company and each Subsidiary, as the case may be, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By-Laws or other similar governing document, by its stockholders;

            (b) do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Bank) and are not in contravention of law or the terms of the charter documents or By-Laws or other similar governing document of the Company and each Subsidiary or any amendment thereof;

            (c) do not and will not

                  (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the

      Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective properties are bound or affected,

                  (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property of the Company or any Subsidiary, except as provided in the Bank Agreements, or

                  (iv) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, now in effect having applicability to the Company or any Subsidiary, or to any of their respective properties.

      Section 5.6. Valid and Binding Obligations. This Agreement, the Revolving Credit Note, the Term Note, the SC Licensing Guaranty and all the other Bank Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of the Company and its Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.

      Section 5.7. Other Agreements. Neither the Company nor any Subsidiary is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which is likely to have a material adverse effect on the business, properties, assets, operations or financial condition of the Company or any Subsidiary, or which restricts the ability of the Company or any Subsidiary to carry out any of the provisions of this Agreement, the Revolving Credit Note, the Term Note, the Security Agreements, the SC Licensing Guaranty or any of the Bank Agreements executed in connection herewith and therewith.

      Section 5.8. Payment of Taxes. Except as described on Schedule 5.8, the Company and its Subsidiaries have filed all tax returns which are required to be filed by them and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. All federal tax returns of the Company and its Subsidiaries (other than SC(UK)) through their fiscal year ended in 1992 have been audited by the Internal Revenue Service or are not subject to such audit by virtue of the expiration of the applicable period of limitation. The Company and its Subsidiaries know of no material additional assessments since such date for which adequate reserves appearing in the balance sheet contained in the 2000 Financial Statements have not been established. The Company and its Subsidiaries have made adequate provisions for all current taxes, and to the best of the Company's knowledge there will not be any additional assessments for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

      Section 5.9. Financial Statements. All balance sheets, statements of operations and cash flow and other financial information furnished to the Bank in connection with this Agreement and the transactions contemplated hereby (each of which is listed on Schedule 5.9), including, without limitation, the 2000 Financial Statements, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods involved (except for the absence of footnotes with interim statements) and present fairly the Consolidated financial condition of the Company and its Subsidiaries and all such information so furnished was true, correct and complete as of the date thereof.

      Section 5.10. Other Materials Furnished. The written information, exhibits, memoranda or reports furnished to the Bank by or on behalf of the Company or any Subsidiary in connection with the negotiation of this Agreement, taken as a whole, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

      Section 5.11. Stock. There are presently issued by the Company and its Subsidiaries and outstanding the shares of capital stock indicated on Schedule
5.11. The Company and its Subsidiaries have received the consideration for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. The Company and its Subsidiaries have no other capital stock of any class outstanding.

      Section 5.12. Changes in Condition. Except as described on Schedule 5.12, since the date of the balance sheet contained in the 2000 Financial Statements, there has been no material adverse change in the business or assets or in the financial condition of the Company or any Subsidiary, and neither the Company nor any Subsidiary has entered into any transaction outside of the ordinary course of business which is material to the Company or any Subsidiary. Neither the Company nor any Subsidiary has any contingent liabilities of any material amount which are not referred to in the 2000 Financial Statements.

      Section 5.13. Assets, Licenses, Etc.

            (a) The Company and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their assets, real and personal, including the assets carried on their books and reflected in the 2000 Financial Statements, subject to no liens, charges or encumbrances, except for liens, charges and encumbrances described in Schedule 5.13(a)(i) and permitted by
Section 9.2 hereof and assets sold, abandoned or otherwise disposed of in the ordinary course of business. Except as provided on Schedule 5.13(a)(ii), the Company owns no assets or properties other than the capital stock of its Subsidiaries.

            (b) The Company and its Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct their business as heretofore conducted by them and as now conducted by them each of which is listed, together with Patent and Trademark Office and Copyright Office application or registration numbers, where applicable, on Schedule 5.13(b) hereto. The Company and its Subsidiaries conduct their respective businesses without infringement and, to knowledge of the Company or any Subsidiary, without claim of infringement of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. To the best knowledge of the Company and its Subsidiaries, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Company and its Subsidiaries.

      Section 5.14. Litigation. Except as described on Schedule 5.14, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of the Company or any Subsidiary, threatened, or any basis therefor, which involves a material risk of any judgment or liability which could, if adversely determined, result in any material adverse change in the business or assets or in the financial condition of the Company or any Subsidiary, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against the Company or any Subsidiary which has or may have a material adverse effect on the business or assets or on the financial condition of the Company or any Subsidiary.

      Section 5.15. Pension Plans. No employee benefit plan established or maintained by the Company or any Subsidiary or any other Person which is a member of the same "control group," as the Company or any Subsidiary (a "Pension Affiliate"), within the meaning of Section 302(f)(6)(b) of ERISA, (including any multi-employer plan to which the Company or any Subsidiary contributes) which is subject to Part 3 of Subtitle B of Title I of the ERISA, had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had a material accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which
Part 3 of Subtitle B of Title I of ERISA applied, and no material liability under Title IV of ERISA has been, or is expected by the Company or any Subsidiary to be, incurred with respect to any such plan by the Company or any Subsidiary or any Pension Affiliate. The execution and delivery by the Company of this Agreement and the other Bank Agreements executed on the date hereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The Company and its Subsidiaries have no Pension Plans other than those described on Schedule 5.15.

      Section 5.16. Outstanding Indebtedness. The outstanding amount of Indebtedness for borrowed money (including Capitalized Lease Obligations, but excluding any Indebtedness outstanding under the Original Credit Agreements) of the Company and its Subsidiaries as of the date hereof is correctly set forth in
Schedule 5.16 hereto, and said schedule correctly describes the credit agreements, guaranties, leases and other instruments pursuant to which such Indebtedness has been incurred and all security interests securing such Indebtedness. Said schedule also describes all agreements and other arrangements pursuant to which the Company or any Subsidiary may borrow any money.

      Section 5.17. Environmental Matters. Except as set forth in Schedule 5.17,

            (a) None of the Company, any Subsidiary or any operator of any of their respective properties is in violation, or to the Company's or any Subsidiary's knowledge is in alleged violation, of any Environmental Law, which violation would have a material adverse effect on the business, assets or financial condition of the Company or any Subsidiary.

            (b) None of the Company, any Subsidiary or any operator of any of their respective properties has received notice from any third party, including without limitation any federal, state, county, or local governmental authority,
(i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location; (ii) that any hazardous waste, as defined in 42 U.S.C. ss. 6903(5), any hazardous substances, as defined in 42 U.S.C. ss. 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. ss. 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered the Company, any Subsidiary or another third party or parties (e.g. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

            (c) (i) The Company, each Subsidiary and, to the best of the Company's and each Subsidiary's knowledge, each operator of any real property owned or operated by the Company or any Subsidiary is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) to the best of the Company's and each Subsidiary's knowledge, no portion of property owned, operated or controlled by the Company or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (iii) to the best of the Company's and each Subsidiary's knowledge, there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by the Company or any Subsidiary, which releases could have a material adverse effect on the value of such properties or adjacent properties or the environment; (iv) to the best of the Company's and each Subsidiary's knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on the properties of the Company or any Subsidiary; (v) to the best of the Company's and each Subsidiary's knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by the Company or any Subsidiary.

            (d) None of the properties of the Company or any Subsidiary is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

      Section 5.18. Foreign Trade Regulations. Neither the Company nor any Subsidiary is (a) a person included within the definition of "designated foreign country" or "national" of a "designated foreign country" in Executive Order No. 8389, as amended, in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the Office of Alien Property, Department of Justice (8 C.F.R., Chapter II, Part 507, as amended) or within the meanings of any of the said Orders or Regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said Orders or Regulations or of any regulations, interpretations or rulings issued thereunder or (b) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

      Section 5.19. Governmental Regulations. None of the Borrowers or any Subsidiary of any Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by the Borrowers of Indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

      Section 5.20. Margin Stock. Neither the Company nor any Subsidiary owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is the Company or any Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock.

      Section 5.21. Operation of Business on Consolidated Basis. The Company and its Subsidiaries conduct a substantial portion of their business on a consolidated basis, including, but not limited to, shared management, accounting, marketing and operations. Any credit obtained by the Company or any Subsidiary benefits the Company and all Subsidiaries on a consolidated basis.

                       ARTICLE 6. REPORTS AND INFORMATION

      Section 6.1. Interim Financial Statements and Reports. As soon as available, and in any event within fifty (50) days after the end of each of the first three quarters of each fiscal year of the Company, the Borrowers shall furnish to the Bank (a) unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter and unaudited consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all prepared in reasonable detail and in accordance with Generally Accepted Accounting Principles consistently applied and certified by the Chief Financial Officer of the Company and (b) a Compliance Certificate.

      Section 6.2. Annual Financial Statements. As soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, the Borrowers shall furnish to the Bank (a) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such fiscal year, together with all notes thereto, prepared in reasonable detail and in accordance with Generally Accepted Accounting Principles consistently applied, in each case

(other than the consolidating statements) reported on by Deloitte & Touche LLP (or Deloitte & Touche in the case of SC(UK)), any other of the "Big 5" accounting firms, or other independent certified public accountants of recognized national standing reasonably acceptable to the Bank, which report shall express, without reliance upon others, an opinion regarding the fairness of the presentation of such financial statements in accordance with Generally Accepted Accounting Principles consistently applied, said report to be without qualification, except in cases of unresolved litigation and accounting changes with which such accountants concur, together with the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or specifying any Default and the nature thereof and (b) a Compliance Certificate.

      Section 6.3. Notice of Defaults. As soon as possible, and in any event within five (5) Business Days after any Borrower becomes aware of the occurrence of each Default, the Borrowers shall furnish to the Bank a statement of their chief executive officer or chief financial officer setting forth details of such Default and the action which such Borrower has taken or proposes to take with respect thereto.

      Section 6.4. Notice of Litigation. Promptly after the commencement thereof, the Borrowers shall furnish the Bank written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary, which, if adversely determined, would have a material adverse affect on the business, assets, or financial condition of the Company or any Subsidiary.

      Section 6.5. Communications with Others. At all times while the stock of any Borrower is traded publicly, the Borrowers shall furnish the Bank with copies of all regular, periodic and special reports and all registration statements which any Borrower files with the Securities and Exchange Commission or any governmental or regulatory authority which may be substituted therefor, or with any national or regional securities exchange.

      Section 6.6. Reportable Events. At any time that the Company or any Subsidiary has a Pension Plan, the Borrowers shall furnish to the Bank, as soon as possible, but in any event within thirty (30) days after any Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the statement of its chief executive officer or chief financial officer setting forth the details of such Reportable Event and the action which the Company or any Subsidiary has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

      Section 6.7. Reports to other Creditors. Promptly after filing the same, the Borrowers shall furnish to the Bank copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of the Company or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other provision of this Agreement.

      Section 6.8. Communications with Independent Public Accountants; Management Letter. At any reasonable time and from time to time, the Borrowers shall provide the Bank and any agents or representatives of the Bank access to the independent public accountants of the Borrowers to discuss the Borrowers' financial condition, including, without limitation any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of the Company and its Subsidiaries, and the Borrowers shall reasonably cooperate with the Bank and such accountants to facilitate any such discussion. Promptly after the receipt thereof, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, the Borrowers shall furnish to the Bank copies of any written recommendations concerning the management, finances, financial controls, or operations of the Company or any Subsidiary received from the Borrowers' independent public accountants.

      Section 6.9. Environmental Reports. The Borrowers shall furnish to the
Bank: (a) not later than thirty (30) days after notice thereof, notice of any enforcement actions, or, to the knowledge of the Borrowers, threatened enforcement actions affecting the Company or any Subsidiary by any Governmental Authority related to Environmental Laws; (b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other written communications pertaining to any such orders, notices, claims and assessments received by the Company or any Subsidiary from any Governmental Authority; (c) not later than thirty (30) days after notice thereof, notice of any civil claims or threatened civil claims affecting the Company or any Subsidiary by any third party alleging any violation of Environmental Laws or harm to human health or the environment; (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of the Company or any Subsidiary, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a Governmental Authority in response to any communication referenced in subsections (a) and (b) herein simultaneously with their submission to such Governmental Authority; and (e) from time to time, on request of the Bank, evidence of the Company's and any Subsidiaries' insurance coverage, if any, for any environmental liabilities.

      Section 6.10. Annual Projections. Within forty-five (45) days after the end of each fiscal year of the Company, the Borrowers shall furnish to the Bank Consolidated financial projections and business plan for the Company and its Subsidiaries for the then current fiscal year, in form and substance reasonably satisfactory to the Bank.

      Section 6.11. Miscellaneous. The Borrowers shall provide the Bank with such other information that is reasonably available to the Borrowers as the Bank may from time to time reasonably request respecting the business, properties, prospects, condition or operations, financial or otherwise, of the Company and any Subsidiaries.

                         ARTICLE 7. FINANCIAL COVENANTS

      On and after the date hereof, until all of the Bank Obligations shall have been unconditionally and irrevocably paid in full and the Bank shall have no commitment hereunder, the Borrowers agree that the Company and its Subsidiaries shall observe the following covenants:

      Section 7.1. Ratio of Consolidated Senior Funded Debt to Consolidated EBITDA. The Company and its Subsidiaries shall not permit the ratio of Consolidated Senior Funded Debt on any date to Consolidated EBITDA for the most recent four quarter period for which financial statements have been delivered pursuant to Sections 6.1 or 6.2 to be greater than (a) 2.75-to-1.00 through fiscal year end 2001 and (b) 2.50-to-1.00 thereafter.

      Section 7.2. Ratio of Consolidated Operating Cash Flow to Consolidated Total Debt Service. The Company and its Subsidiaries shall not permit for any period of four consecutive fiscal quarters, commencing with the period ending March, 2001, the ratio of (a) Consolidated Operating Cash Flow to (b) Consolidated Total Debt Service, to be less than 1.25-to-1.00.

      Section 7.3. Minimum Consolidated EBITDA.

            (a) The Company and its Subsidiaries shall earn Consolidated EBITDA for each period of four consecutive fiscal quarters, commencing with the period ending March, 2001, of not less than $4,500,000.

            (b) The Company and its Subsidiaries shall earn Consolidated EBITDA of not less than (i) $825,000 in each first fiscal quarter, commencing with the first fiscal quarter of 2001, (ii) $1,580,000 in each second fiscal quarter, commencing with the second fiscal quarter of 2001, (iii) $785,000 in each third fiscal quarter, commencing with the third fiscal quarter of 2001 and (iv) $1,385,000 in each fourth fiscal quarter, commencing with the fourth fiscal quarter of 2001; provided, however, that so long as there is no other Default, the failure of the Company and its Subsidiaries to earn Consolidated EBITDA as required hereunder for any fiscal quarter shall not constitute a Default if as of the end of the following fiscal quarter, the Company and its Subsidiaries earn Consolidated EBITDA for the two (2) quarter period ending on such date of not less than the sum of the required Consolidated EBITDA for each such period set forth above.

      Section 7.4. Consolidated Capital Expenditures. The Company and its Subsidiaries shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate of all Capital Expenditures made by the Company and its Subsidiaries would exceed (a) $600,000 in fiscal year 2001 and in any fiscal year thereafter (except as otherwise provided in paragraph (b)) and (b) $1,500,000 in fiscal year 2002, provided that the Company and its Subsidiaries shall have earned Consolidated EBITDA in excess of $5,500,000 for fiscal year 2001.

                        ARTICLE 8. AFFIRMATIVE COVENANTS

      On and after the date hereof, until all of the Bank Obligations shall have been unconditionally and irrevocably paid in full and the Bank shall have no commitment hereunder, the Borrowers covenant that they will, and will cause each of their Subsidiaries to, comply with the following covenants and provisions:

      Section 8.1. Existence and Business. The Company and each Subsidiary will
(a) subject to Section 9.7, preserve and maintain their corporate existence and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Company or any Subsidiary, (b) preserve and maintain in full force and effect all material rights, licenses, patents and franchises, (c) comply in all material respects with all valid and applicable statutes, rules and regulations necessary for the conduct of business, and (d) engage only in (i) the businesses in which they are currently engaged as of the Closing Date and (ii) businesses reasonably related to the businesses in which they are currently engaged as of the Closing Date; provided that (A) such reasonably related businesses do not involve direct retail operations and do not require significant expenditures or commitments and
(B) the addition of such reasonably related businesses does not materially change the nature of the Borrowers' business.

      Section 8.2. Taxes and Other Obligations. The Company and each Subsidiary
(a) will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all material taxes, assessments and other governmental charges, imposed upon them and their properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law result in a lien or charge upon any of their properties; provided, however, that the Company and any Subsidiary may contest any such charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by Generally Accepted Accounting Principles and (ii) no action to foreclose any such lien has been commenced, and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms (but not later than 60 days from the due date in the case of trade debt), all lease obligations, trade debt and all other Indebtedness incident to their operations. The Borrowers and each Subsidiary shall cause all applicable tax returns and all amounts due thereunder to be filed and paid, as the case may be, in order to maintain their good standing with the Internal Revenue Service and state, local and foreign tax authorities, unless any such amounts are being contested in good faith by the Company or any Subsidiary, provided that the Company or any such Subsidiary shall have complied with the provisions set forth in clauses (i) and
(ii) above.

      Section 8.3. Maintenance of Properties and Leases. The Company and each Subsidiary shall maintain, keep and preserve all of their properties (tangible and intangible) in good repair and working order, ordinary wear and tear excepted. The Company and each Subsidiary shall replace and improve their properties as necessary for the conduct of their business. The Company and each Subsidiary shall comply in all material respects with all leases naming any of them as lessees.

      Section 8.4. Insurance. The Company and each Subsidiary (a) will keep their principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount sufficient to avoid co-insurance liability and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner reasonably satisfactory to the Bank, and in any event as customary for companies in similar businesses similarly situated; provided, however, that on prior notice to the Bank they may effect workmen's compensation insurance through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan. The provisions of the Security Agreements relating to insurance shall not be limited by the provisions of this Section 8.4. On request of the Bank from time to time, the Borrowers will render to the Bank a statement in reasonable detail as to all insurance coverage required by this Section. A description of the material elements of insurance coverage of the Company and its Subsidiaries as of the date hereof is set forth on Schedule 8.4.

      Section 8.5. Records, Accounts and Places of Business. The Company and each Subsidiary shall maintain comprehensive and accurate records and accounts in accordance with Generally Accepted Accounting Principles consistently applied. The Company and each Subsidiary shall maintain adequate and proper reserves. The Company and each Subsidiary will promptly notify the Bank of (a) any changes in the places of business of the Company and any Subsidiary and (b) any additional places of business which may arise hereafter.

      Section 8.6. Inspection. At any reasonable time and from time to time and upon reasonable notice to the Company provided that no Event of Default has occurred and is continuing, the Borrowers shall permit the Bank and any of the Bank's agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with any of their officers or directors.

      Section 8.7. Maintenance of Accounts. The Company and its Subsidiaries shall maintain the Bank as their depository for their operating, concentration, investment and disbursement accounts, and the Bank shall charge reasonable and customary fees in connection with the operation and maintenance of all such accounts.

      Section 8.8. Interest Rate Protection. The Company and its Subsidiaries will maintain Interest Rate Protection Agreements on amounts of not less than $4,500,000 at a rate and on terms reasonably satisfactory to the Bank.

      Section 8.9. Delivery of Closing Documents. The Borrowers shall deliver the following documents to the Bank, in form and substance reasonably satisfactory to the Bank and its counsel on or before January 22, 2001: (a) resolutions of the Board of Directors of each Borrower and SC Licensing (or in the case of SC(UK), a certified copy of a resolution in the form of Exhibit F hereto), authorizing the execution, delivery and performance of this Agreement, the Revolving Credit Note, the Term Note, the SC Licensing Guaranty and any other Bank Agreements to which such Borrower or SC Licensing is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of each such Borrower and SC Licensing (which certificate shall state that such resolutions are in full force and effect); (b) a certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of each Borrower and SC Licensing, certifying (i) the name and signatures of the officers of such Borrower and SC Licensing authorized to sign this Agreement, the Revolving Credit Note, the Term Note and the other Bank Agreements to which such Borrower or SC Licensing is a party and the other documents to be delivered by the Borrowers and SC Licensing hereunder and (ii) there have been no changes in the charter documents or by-laws or other similar governing documents of each Borrower and SC Licensing previously delivered to the Bank; and (c) a legal opinion of Kane Kessler, P.C., counsel to the Borrowers, dated as of the date of execution of this Agreement, in form and substance reasonably satisfactory to the Bank.

                         ARTICLE 9. NEGATIVE COVENANTS

      On and after the date hereof, until all of the Bank Obligations shall have been unconditionally and irrevocably paid in full and the Bank shall have no further commitment hereunder, the Borrowers covenant that none of them nor any of their Subsidiaries will, without the prior express written consent or waiver of the Bank:

      Section 9.1. Restrictions on Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

            (a) Indebtedness on account of Consolidated Current Liabilities (other than for money borrowed) incurred in the normal and ordinary course of business.

            (b) Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.2 hereof, (ii) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review in a manner reasonably satisfactory to the Bank and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles, and (iii) endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business.

            (c) Indebtedness in an amount not to exceed in the aggregate $100,000 in respect of purchase money security interests permitted under Section 9.2(b) hereof.

            (d) Indebtedness to the Bank.

            (e) Indebtedness under Interest Rate Protection Agreements upon terms satisfactory to the Bank.

            (f) Indebtedness reflected in the SC Licensing Note.

      Section 9.2. Restriction on Liens. Create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the Massachusetts Uniform Commercial Code) with or without recourse; provided, however, that the Company or any Subsidiary may create or incur or suffer to be created or incurred or to exist:

            (a) Liens and security interests in favor of the Bank securing the Bank Obligations.

            (b) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by the Borrowers, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; provided, however, that no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition.

            (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security; liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of
Section 9.1(b); and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.2.

            (d) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee.

            (e) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding, provided the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings satisfactory to the Bank.

            (f) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

      Nothing contained in this Section 9.2 shall permit the Borrowers or any Subsidiary to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

      Section 9.3. Restrictions on Asset Acquisition. In the case of the Company, acquire any assets other than capital stock in its Subsidiaries and the assets listed on Schedule 5.13(a)(ii) hereto. All of the capital stock held by the Company in its Subsidiaries is pledged to the Bank pursuant to the Stock Pledge Agreement from the Company to the Bank dated as of March 12, 1997, as amended or supplemented from time to time.

      Section 9.4. Investments. Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment except the following:

            (a) Investments having a maturity of less than one year from the date thereof by the Borrowers in: (i) obligations of the Bank; (ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) repurchase agreements involving securities described in clauses (i) and (ii) with the Bank; and (iv) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors;

            (b) Existing Investments of the Company and SC Direct in their respective Subsidiaries, as described on Schedule 5.4;

            (c) Investments of the Company or any of its Subsidiaries in new wholly-owned Subsidiaries incorporated under the laws of any state of the United States formed or acquired after the date hereof, provided that on or prior to the date of formation or acquisition thereof:

                  (i) such Subsidiary becomes a Borrower hereunder, jointly and severally, or, at the Bank's option, guaranties the payment and performance of the Bank Obligations to the Bank, all on terms and conditions as reasonably requested by the Bank;

                  (ii) such Subsidiary becomes a party to the Security Agreements, or executes supplemental security agreements similar in form and scope, pursuant to which such Subsidiary grants to the Bank a security interest in and lien on all assets of such Subsidiary;

                  (iii) the owner of such Subsidiary's capital stock executes a pledge agreement in favor of the Bank, pursuant to which all of the capital stock of such Subsidiary is pledged to the Bank and certificates for such shares together with stock powers executed in blank are delivered to the Bank;

                  (iv) the Company delivers to the Bank lien searches demonstrating that the assets of such Subsidiary are not subject to any liens or encumbrances of record except such as would be permitted under
      Section 9.2;

                  (v) the Company delivers to the Bank an opinion of counsel, in form and substance reasonably satisfactory to the Bank, as to such Subsidiary, the execution, delivery and performance of the documents executed by such Subsidiary and the Company referred to above, and such other matters as reasonably requested by the Bank;

                  (vi) the Company and such Subsidiary deliver to the Bank such additional instruments, certificates, and documents as the Bank may reasonably request relating to the requirements set forth above; and

                  (vii) The Bank shall have approved in writing in its sole discretion the acquisition of the capital stock or other ownership interests of such Subsidiary pursuant to the terms of Section 9.7(b), unless such acquisition is a Permitted Acquisition;

            (d) Investments consisting of normal travel and similar advances to employees of the Company and its Subsidiaries not exceeding $50,000 in the aggregate at any one time outstanding; and

            (e) Investments consisting of advances to Royal Advertising & Marketing, Inc. ("Royal") to pay for advertising and marketing expenses contracted by Royal for the benefit of the Borrowers;

            (f) Investments consisting of Interest Rate Protection Agreements to the extent permitted under Section 9.1(e); and

            (g) The Investment by SC Direct in SC Licensing as reflected in the SC Licensing Note.

      Section 9.5. Dispositions of Assets. Sell, lease or otherwise dispose of any assets except for the sale, lease or other disposition of inventory or other property (not including receivables) in the ordinary course of business.

      Section 9.6. Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise be or become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except for (a) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (b) Guaranties in favor of the Bank.

      Section 9.7. Mergers, Etc. Enter into any merger or consolidation with or acquire all or substantially all of the assets or capital stock of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that (a) any Subsidiary may merge into the Company or any other Subsidiary, (b) the Company and any Subsidiary may effect Permitted Acquisitions and (c) the Company and any Subsidiary may consummate any other acquisition or enter into any other merger with another Person, provided that the terms and conditions of any such acquisition or merger shall have been approved in writing by the Bank in its sole discretion prior to such acquisition or merger and, provided further that immediately after and giving effect thereto, no event shall have occurred and be continuing which constitutes a Default (including under Section 8.1 and Article 7, assuming that the financial restrictions set forth in Article 7 are applied immediately after and giving effect to such acquisition or merger) and that the Company or such Subsidiary is the surviving corporation to any such merger.

      Section 9.8. ERISA. At any time while the Company or any Subsidiary has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by the Company or any Subsidiary or to which contributions are made by the Company or any Subsidiary (the "Plans"), and which are subject to the "Pension Reform Act" and the rules and regulations thereunder or to Section 412 of the Code, and at all times comply in all material respects with the provisions of the Act and Code which are applicable to the Plans. The Company will not permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of the Company or any Subsidiary.

      Section 9.9. Distributions. Make any Distribution or make any other payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding, except that any Subsidiary may make a Distribution to the Company or to its direct parent, provided that such direct parent shall be a Borrower or a Subsidiary of any Borrower hereunder.

      Section 9.10. Sale and Leaseback. Sell or transfer any of its properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

      Section 9.11. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except (a) for arm's length transactions in the ordinary course of business on terms no more favorable to such Affiliate than could be obtained from an unaffiliated third party and (b) that the Company and its Subsidiaries may pay salaries, fees and bonuses to its directors, officers and employees as are usual and customary in the Company's or its Subsidiaries' business.

                   ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES

      Section 10.1. Events of Default. Each of the following events shall be deemed to be Events of Default hereunder:

            (a) The Borrowers shall fail to make any payment in respect of (i) the principal of any of the Bank Obligations as the same shall become due, whether at the stated payment dates or by acceleration or otherwise, or (ii) interest or commitment fees on or in respect of any of the Bank Obligations as the same shall become due, and such failure shall continue for a period of five
(5) days.

            (b) The Company or any Subsidiary shall fail to perform or observe any of the terms, covenants, conditions or provisions of Sections 6.1, 6.2, 6.3, 6.4, 6.8, Article 7, Sections 8.1, 8.2, 8.6 and 8.9 and Article 9 hereof.

            (c) The Company or any Subsidiary shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by the Company or such Subsidiary under this Agreement or any other Bank Agreement, and such failure shall not be rectified or cured to the Bank's satisfaction within thirty (30) days after the occurrence thereof.

            (d) The Bank shall determine that any representation or warranty of the Company or any Subsidiary herein or in any other Bank Agreement or any amendment to any thereof shall have been materially adversely false or misleading at the time made or intended to be effective.

            (e) The Company or any Subsidiary shall fail to make any payment of Indebtedness for money borrowed by the Company or any such Subsidiary when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate an aggregate amount in excess of $100,000 of such Indebtedness.

            (f) The Company or any Subsidiary shall be involved in financial difficulties as evidenced:

                  (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                  (3) by the entry of an order for relief in any involuntary case commenced under said Title 11;

                  (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                  (5) by the entry of an order by a court of competent jurisdiction (1) by finding it to be bankrupt or insolvent, (2) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 30 days;

                  (6) by the filing of a petition against the Company or any Subsidiary under said Title 11 which shall not be vacated within 60 days;

                  (7) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

                  (8) In relation to SC(UK), by any corporate action, any legal proceedings or other corporate procedure or step which is taken in relation to:

                        (a) the suspension of payments, a moratorium of any Indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise);

                        (b) a composition, assignment or arrangement with any creditor;

                        (c) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer; or

                        (d) enforcement of any encumbrance over any of its assets; or

                  (9) by it being deemed to be "insolvent" as defined in Section 101(32) of said Title 11 or, in the case of SC(UK), as defined in any similar insolvency or bankruptcy code.

            (g) There shall have occurred a judgment against the Company or any Subsidiary in any court (i) for an amount in excess of $100,000 and from which no appeal has been taken or with respect to which all appeal periods have expired, unless such judgment is, to the Bank's reasonable satisfaction, insured against in full or (ii) which shall have a materially adverse effect upon the assets, properties or financial condition of the Company or any such Subsidiary.

            (h) There shall have occurred a Change of Control.

            (i) It shall become unlawful for any Borrower to perform any of its obligations under this Agreement or any other Bank Agreement.

            (j) Any Borrower shall disaffirm or otherwise repudiate any of its obligations under this Agreement or any other Bank Agreement.

            (k) SC Licensing shall have given notice to the Bank of its intention to discontinue its Guaranty pursuant to Section 9 of the SC Licensing Guaranty.

            (l) Any "Event of Default" under any other Bank Agreement shall have occurred.

      Section 10.2. Remedies. Upon the occurrence of an Event of Default, in each and every case, the Bank may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Bank Agreement or in any instrument delivered to the Bank pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Bank Agreement or any such instrument, and (unless there shall have occurred an Event of Default under Section 10.1(f), in which case the unpaid balance of Bank Obligations shall automatically become due and payable) may, by notice in writing to the Borrowers declare (a) its obligation to make Revolving Credit Advances to be terminated, whereupon such obligation shall be terminated and/or (b) declare all or any part of the unpaid balance of the Bank Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived. In such event, the Bank may proceed to enforce payment of such balance or part thereof in such manner as it may elect, and the Bank may offset and apply toward the payment of such balance or part thereof any Indebtedness of it to the Company or any Subsidiary, or to any obligor on the Bank Obligations, including any Indebtedness represented by deposits in any general or special account maintained with the Bank or with any other bank controlling, controlled by or under common control with the Bank.

                   ARTICLE 11. WAIVERS; AMENDMENTS; REMEDIES

      No delay or omission on the part of the Bank in exercising its rights and remedies against the Borrowers or any other interested party shall constitute a waiver of any rights or remedies of the Bank. A breach by the Borrowers of their obligations under this Agreement may be waived only by a written waiver executed by the Bank. The Bank's waiver of a breach by the Borrowers in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Borrowers hereby agree to waive, and do hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Revolving Credit Note and the Term Note, (b) any requirement of diligence or promptness on the Bank's part in the enforcement of its rights under the provisions of this Agreement or any Bank Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to the Borrowers' liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Revolving Credit Note, the Term Note or any other Bank Obligation or (ii) under any other Bank Agreement. No course of dealing between the Borrowers and the Bank shall operate as a waiver of any of the Bank's rights under this Agreement or any Bank Agreement or with respect to any of the Bank Obligations. This Agreement shall be amended only by a written instrument executed by the parties hereto making explicit reference to this Agreement. The Bank's rights and remedies under this Agreement and under all other Bank Agreements and under all subsequent agreements between the Bank and the Borrowers shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be available to the Bank in law or at equity.

                          ARTICLE 12. INDEMNIFICATION

      Without limitation of any other obligation or liability of the Borrowers or right or remedy of the Bank contained herein, the Borrowers, jointly and severally, hereby covenant and agree to indemnify and hold the Bank, and the shareholders, directors, agents, officers, subsidiaries and affiliates of the Bank, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby other than any such claims which are determined by a final, non-appealable order of a court to be the result of the Bank's or such indemnified party's gross negligence or willful misconduct. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Borrowers hereunder, such indemnified party shall notify the Borrowers in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder unless the Borrowers demonstrate to the reasonable satisfaction of such indemnified party that such failure to provide notice prejudiced the Borrowers in their defense of such claim. The Borrowers shall have the right, at their option upon notice to the indemnified parties, to defend any such matter at their own expense and with their own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Borrowers in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Borrowers, (b) the Borrowers have failed to assume the defense of such matter or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Borrowers, then the Borrowers shall not have the right to assume the defense of such matter with respect to such indemnified party. The Borrowers shall not be liable for any compromise or settlement of any such matter effected without its written consent, provided that any such consent or refusal to consent may not be unreasonably delayed. The Borrowers shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, provided that any such consent or refusal to consent may not be unreasonably withheld or delayed; provided that the Borrowers' shall not be liable for any damages in excess of those for which they would have been liable had the indemnified party accepted such compromise or settlement offer.

                           ARTICLE 13. MISCELLANEOUS

      Section 13.1. Successors and Assigns.

            (a) General. This Agreement shall bind and shall be enforceable by the parties hereto and their respective successors and assigns; provided, however that, the Borrowers may not assign their rights or obligations under this Agreement or any other Bank Agreement. The representations and warranties made by the Borrowers in this Agreement shall bind the Borrowers' successors and assigns.

            (b) Assignments. The Bank shall have the unrestricted right at any time or from time to time, and without the Borrowers' or any guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and the Borrowers and each guarantor agree that they shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrowers shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the Revolving Credit Note and Term Note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such the Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. The Bank may furnish any information concerning the Borrowers in its possession from time to time to prospective Assignees, provided that the Bank shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information.

            (c) Assignments to Federal Reserve Bank. The Bank may at any time pledge or assign all or any portion of its rights under the Bank Agreements, including any portion of the Revolving Credit Note and Term Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release the Bank from its obligations under any of the Bank Agreements.

            (d) Participations. The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrowers or any guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrowers shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrowers in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

      Section 13.2. Notices. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by hand, by telecopy or nationally-recognized overnight carrier service, addressed as follows:

            (a) If to the Bank, at 100 Federal Street, Boston, MA 02110,
Attention: John M. Sharry, Vice President and at 39 Victoria Street, London SW1H OED ENGLAND, Attn: Michael Rowe, Corporate Banking, with a copy to Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109, Attn: Edward Matson Sibble, Jr., P.C., and to Pinsent Curtis, One Park Row, Leeds LS1 5AB ENGLAND,
Attn: Andrew Gosnay, or at such other address(es) or to the attention of such other Person(s) as the Bank shall from time to time designate in writing to the Borrowers.

            (b) If to the Borrowers, c/o Specialty Catalog Corp., 21 Bristol Drive, South Easton, MA 02375, Attention: Thomas McCain, Chief Financial Officer, with a copy to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, NY 10019, Attn; Robert L. Lawrence, or at such other address(es) or to the attention of such other Person(s) as the Borrowers shall from time to time designate in writing to the Bank.

      Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when mailed.

      Section 13.3. Integration. This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. This Agreement may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrowers and the Bank.

      Section 13.4. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER BANK AGREEMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS(ES) SET FORTH IN THIS AGREEMENT. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

      Section 13.5. Counterparts. This Agreement and all amendments to this Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

      Section 13.6. Expenses. The Borrowers, jointly and severally, shall pay on demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any Collateral.

      Section 13.7. Joint and Several Obligations. All obligations of the Borrowers hereunder and under the Revolving Credit Note and the Term Note shall be joint and several obligations of the Borrowers.

      Section 13.8. Reliance on Representations and Actions of the Company. The Borrowers hereby appoint the Company as the Borrowers' agent to execute, deliver and perform, on behalf of the Borrowers, any and all notices, certificates, documents and actions to be executed, delivered or performed hereunder or under any Bank Agreement, and the Borrowers hereby agree that the Bank may rely upon any representation, warranty, certificate, notice, document or telephone request which purports to be executed or made or which the Bank in good faith believes to have been executed or made by the Company or any of its executive officers, and the Borrowers hereby further, jointly and severally, agree to indemnify and hold the Bank harmless for any action, including the making of Revolving Credit Advances hereunder, and any loss or expense, taken or incurred by the Bank as a result of its good faith reliance upon any such representation, warranty, certificate, notice, document or telephone request.

      Section 13.9. WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER BANK AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK, RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE BANK AGREEMENTS, AND AGREE THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS CERTIFY THAT NO REPRESENTATIVE,

AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND MAKE THE REVOLVING CREDIT ADVANCES AND TERM LOAN.

      Section 13.10. Replacement of Promissory Notes. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Revolving Credit Note and/or Term Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Revolving Credit Note and/or Term Note or other security document, the Borrowers will issue, in lieu thereof, a replacement note(s) or other security document(s) in the same principal amount thereof and otherwise of like tenor.

      Section 13.11. Currency Equivalents. In any instance under this Agreement when a covenant is dependent on a calculation made by reference to U.S. dollars, if there is a need to convert amounts from another currency, such conversion shall be made by reference to the applicable exchange rates generally in effect at the Bank for its customers.

      IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Amended and Restated Credit Agreement to be executed by their duly authorized officers as of the date set forth above.

                                    SPECIALTY CATALOG CORP.

                                    By: /s/ Thomas McCain
                                        Name:  Thomas McCain
                                        Title: SVP

                                    SC CORPORATION d/b/a SC Direct

                                    By: /s/ Thomas McCain
                                        Name:  Thomas McCain
                                        Title: SVP

                                    SC PUBLISHING, INC.

                                    By: /s/ Thomas McCain
                                        Name:  Thomas McCain
                                        Title: SVP

                                    DAXBOURNE INTERNATIONAL LIMITED

                                    By: /s/ Thomas McCain
                                        Name:  Thomas McCain
                                        Title: Director

                                    FLEET NATIONAL BANK

                                    By: /s/ John M. Sharry
                                        Name:  John M. Sharry
                                        Title: Vice President

                                    EXHIBIT A

                             SPECIALTY CATALOG CORP.
                         SC CORPORATION d/b/a SC DIRECT
                               SC PUBLISHING, INC.
                         DAXBOURNE INTERNATIONAL LIMITED

                              REVOLVING CREDIT NOTE

$7,600,000                                                 December 27, 2000
                                                           Boston, Massachusetts

      For value received, the undersigned, jointly and severally, hereby promise to pay to FLEET NATIONAL BANK (the "Bank"), or order, at the head office of the Bank at 100 Federal Street, Boston, Massachusetts, the principal amount of SEVEN MILLION AND SIX HUNDRED THOUSAND DOLLARS ($7,600,000) or such lesser amount as shall equal the aggregate principal amount of all Revolving Credit Advances outstanding hereunder on December 31, 2002 (the "Revolving Credit Termination Date"), in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, at a rate or rates per annum and on the dates provided in the Agreement (as defined below), beginning on the first such date after the date hereof and when the principal balance hereof is due (whether at maturity, by reason of acceleration or otherwise). All principal remaining unpaid and any accrued but unpaid interest shall in any event be due and payable in full on the Revolving Credit Termination Date.

      Upon Default (as defined in the Agreement) (whether or not the Bank has accelerated payment hereunder or under the Agreement), or after maturity or after judgment has been rendered on this Note or under the Agreement, the unpaid principal of all Revolving Credit Advances shall, at the option of the Bank, bear interest at a rate which is four (4) percentage points per annum greater than that which would otherwise be applicable.

      If the entire amount of any required principal and/or interest due hereunder or under the Agreement is not paid in full within ten (10) days after the same is due, the undersigned, jointly and severally, shall pay to the Bank a late fee equal to five percent (5%) of the required payment. Notwithstanding the above, nothing shall affect the Bank's right to exercise any of its rights or remedies provided in the Agreement if a Default has occurred.

This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Amended and Restated Credit Agreement dated as of December 27, 2000, by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided.

      As provided in the Agreement, this Note is secured by certain real and personal property of the undersigned and is subject to mandatory prepayment in certain circumstances.

      In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

      The undersigned may at their option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

      The undersigned makers hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

      Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

      THE UNDERSIGNED AND THE BANK (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE AGREEMENT OR ANY OTHER BANK AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK, RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE BANK AGREEMENTS, AND AGREE THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE UNDERSIGNED HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE UNDERSIGNED CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER

CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE REVOLVING CREDIT ADVANCES.

                  [remainder of page intentionally left blank]

      This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

                                               SPECIALTY CATALOG CORP.

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: SVP

                                               SC CORPORATION d/b/a SC Direct

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: SVP

                                               SC PUBLISHING, INC.

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: SVP

                                               DAXBOURNE INTERNATIONAL
                                               LIMITED

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: Director

                          SCHEDULE I TO PROMISSORY NOTE

              AMOUNT OF          AMOUNT          NOTATION
DATE            LOAN              PAID           MADE BY
---------------------------------------------------------

                                    EXHIBIT B

                             SPECIALTY CATALOG CORP.
                         SC CORPORATION d/b/a SC DIRECT
                               SC PUBLISHING, INC.
                         DAXBOURNE INTERNATIONAL LIMITED

                                    TERM NOTE

$9,000,000                                                 December 27, 2000
                                                           Boston, Massachusetts

      For value received, the undersigned, jointly and severally, hereby promise to pay to FLEET NATIONAL BANK (the "Bank"), or order, at the head office of the Bank at 100 Federal Street, Boston, Massachusetts, the principal amount of NINE MILLION DOLLARS ($9,000,000) in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, at a rate or rates per annum and on the dates provided in the Agreement (as defined below), beginning on the first such date after the date hereof and when the principal balance hereof is due (whether at maturity, by reason of acceleration or otherwise). The principal hereof shall be repaid at the times, in the amounts and on the conditions set forth in the Agreement. All principal remaining unpaid and any accrued but unpaid interest shall in any event be due and payable in full on December 31, 2005.

      Upon Default (as defined in the Agreement) (whether or not the Bank has accelerated payment hereunder or under the Agreement), or after maturity or after judgment has been rendered on this Note or under the Agreement, the unpaid principal of the Term Loan shall, at the option of the Bank, bear interest at a rate which is four (4) percentage points per annum greater than that which would otherwise be applicable.

      If the entire amount of any required principal and/or interest due hereunder or under the Agreement is not paid in full within ten (10) days after the same is due, the undersigned, jointly and severally, shall pay to the Bank a late fee equal to five percent (5%) of the required payment. Notwithstanding the above, nothing shall affect the Bank's right to exercise any of its rights or remedies provided in the Agreement if a Default has occurred.

This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Amended and Restated Credit Agreement dated as of December 27, 2000 by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided.

      As provided in the Agreement, this Note is secured by certain real and personal property of the undersigned and is subject to mandatory prepayment in certain circumstances.

      In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

      The undersigned may at their option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement.

      The undersigned makers hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

      Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

      THE UNDERSIGNED AND THE BANK (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE AGREEMENT OR ANY OTHER BANK AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK, RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE BANK AGREEMENTS, AND AGREE THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE UNDERSIGNED HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE UNDERSIGNED CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER

CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE TERM LOAN.

                  [remainder of page intentionally left blank]

      This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

                                               SPECIALTY CATALOG CORP.

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: SVP

                                               SC CORPORATION d/b/a SC Direct

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: SVP

                                               SC PUBLISHING, INC.

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: SVP

                                               DAXBOURNE INTERNATIONAL
                                               LIMITED

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: Director

                          SCHEDULE I TO PROMISSORY NOTE

              AMOUNT OF          AMOUNT          NOTATION
DATE            LOAN              PAID           MADE BY
---------------------------------------------------------

                                    EXHIBIT E

                               UNLIMITED GUARANTY

      GUARANTY (the "Guaranty"), dated as of December 27, 2000, by SC LICENSING CORP., a Massachusetts corporation (the "Guarantor"), in favor of FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America (the "Bank").

                                    Recitals

      WHEREAS, the Guarantor is a wholly-owned subsidiary of the Company (as defined below); and

      WHEREAS, the Borrowers (as defined below), the Guarantor and their Subsidiaries conduct a substantial portion of their business on a Consolidated basis, including, but not limited to shared management, accounting, marketing and operations. Any credit obtained by the Borrowers, the Guarantor or any of their Subsidiaries benefits the Borrowers, the Guarantor and their Subsidiaries on a Consolidated basis; and

      WHEREAS, Specialty Catalog Corp., a Delaware corporation (the "Company"), SC Corporation d/b/a SC Direct, a Delaware corporation ("SC Direct"), SC Publishing, Inc., a Delaware corporation ("SC Publishing") and the Bank are parties to a Credit and Guaranty Agreement dated as of March 12, 1997 (as amended through the date hereof, the "U.S. Credit Agreement"), and Daxbourne International Limited (Registered No. 3369640), a private company limited by shares incorporated in England and Wales ("SC(UK)"), and together with the Company, SC Direct and SC Publishing, the "Borrowers"), the Company, SC Direct and SC Publishing and the Bank are parties to a Credit Agreement dated as of October 3, 1997 (the "U.K. Credit Agreement", and together with the U.S. Credit Agreement, the "Original Credit Agreements"); and

      WHEREAS, the Guarantor has guaranteed payment and performance in full of all liabilities, agreements and obligations of the Borrowers to the Bank under the Original Credit Agreements pursuant to the terms of that certain Unlimited Guaranty (the "Original Guaranty") executed by the Guarantor in favor of the Bank dated as of December 30, 1997; and

      WHEREAS, as of the date hereof, the Original Credit Agreements have been amended and restated in their entirety pursuant to the terms of that certain Amended and Restated Credit Agreement (as amended or modified from time to time, the "Amended and Restated Credit Agreement") dated as of December 27, 2000 by and among the Company, SC Direct, SC Publishing, SC(UK) and the Bank, pursuant to which the Bank has agreed to make Revolving Credit Advances and a Term Loan to the Borrowers, the proceeds of which shall be used for the benefit of the Borrowers and their Subsidiaries, including without limitation, the Guarantor; and

      WHEREAS, as a condition to the Bank's establishment of the amended and restated credit facilities pursuant to the Amended and Restated Credit Agreement and in connection with the extension of credit by the Bank thereunder, the Bank is requiring that the Guarantor execute and deliver this Guaranty, pursuant to which the Guarantor shall guaranty payment and performance of all Bank Obligations as defined in the Amended and Restated Credit Agreement, and which Guaranty shall be issued in replacement, but not in discharge, of the Original Guaranty; and

         WHEREAS, all of the obligations of the Guarantor under this Guaranty will be secured by a first perfected security interest in all tangible and intangible assets, now owned or hereafter acquired, by the Guarantor.

      NOW, THEREFORE, for good and valuable consideration, the Guarantor agrees as follows:

      Section 13.12. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantor hereby guarantees to the Bank the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all Bank Obligations, including without limitation payment and performance in full of the Revolving Credit Note and Term Note, and all other liabilities, agreements and other obligations of the Borrowers to the Bank, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired (whether by way of discount, letter of credit, lease, loan, overdraft or otherwise) (the "Guaranteed Obligations"); provided, however, that the Guarantor's liability for its guaranty hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision(s) of any applicable state law. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Guaranteed Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Guaranteed Obligations from the Borrowers or resort to any security or other means of obtaining their payment. Should the Borrowers default in the payment or performance of any of the Guaranteed Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Bank, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Bank on any number of occasions.

      Section 13.13. GUARANTOR'S AGREEMENT TO PAY. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Bank, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Bank in connection with the Guaranteed Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the rate per annum equal to the Applicable Prime Rate in effect at such time plus 4%; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

      Section 13.14. UNLIMITED GUARANTY. Except as otherwise provided in Section 1 hereof, the liability of the Guarantor hereunder shall be unlimited.

      Section 13.15. WAIVERS BY GUARANTOR; BANK'S FREEDOM TO ACT. The Guarantor agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrowers, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Bank to assert any claim or demand or to enforce any right or remedy against the Borrowers;
(ii) any extensions or renewals of any Guaranteed Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Guaranteed Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Guaranteed Obligation; (v) the adequacy of any rights the Bank may have against any collateral or other means of obtaining repayment of the Guaranteed Obligations; (vi) the impairment of any collateral securing the Guaranteed Obligations, including without limitation the failure to perfect or preserve any rights the Bank might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

      Section 13.16. UNENFORCEABILITY OF GUARANTEED OBLIGATIONS AGAINST BORROWERS. If for any reason the Borrowers have no legal existence or are under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations have become irrecoverable from the Borrowers by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Guaranteed Obligations. In the event that acceleration of the time for payment of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrowers, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Guaranteed Obligation shall be immediately due and payable by the Guarantor.

      Section 13.17. SUBROGATION; SUBORDINATION. Until the payment and performance in full of all Guaranteed Obligations and any and all obligations of the Borrowers to any affiliate of the Bank, the Guarantor shall not exercise any rights against the Borrowers arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Bank or its affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Borrowers in respect of any liability of the Guarantor to the Borrowers; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Bank or any such affiliate. The payment of any amounts due with respect to any indebtedness of the Borrowers now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Guaranteed Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Guaranteed Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrowers to the Guarantor until the Guaranteed Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Bank and be paid over to the Bank on account of the Guaranteed Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

      Section 13.18. SECURITY; SET-OFF. The Guarantor hereby grants to the Bank a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, including without limitation, the Guarantor's liabilities and obligations to the Bank hereunder, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Guarantor), the Bank may setoff the same or any part thereof and apply the same to any liability or obligation of the Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Guaranteed Obligations. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE GUARANTEED OBLIGATIONS PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      Section 13.19. FURTHER ASSURANCES. The Guarantor agrees that it will, from time to time at the request of the Bank, provide to the Bank such information relating to the business and affairs of the Guarantor as the Bank may reasonably request. The Guarantor authorizes the Bank to file any financing statement deemed by the Bank to be necessary or desirable to perfect any security interest granted by the Guarantor to the Bank, and as agent for the Guarantor, to sign the name of the Guarantor thereto. The Guarantor also agrees to do all such things and execute all such documents, including financing statements as the Bank may consider necessary or desirable to give full effect to this Guaranty and the SC Licensing Security Agreement and to perfect and preserve the rights and powers of the Bank hereunder and thereunder.

      Section 13.20. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the earlier of (a) all Guaranteed Obligations shall have been unconditionally and irrevocably paid in full in cash and the Bank shall have no further commitment to make advances under the Amended and Restated Credit Agreement or (b) the Bank is given written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Guaranteed Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Bank at its head office or at the branch of the Bank where this Guaranty is given. No such notice shall affect any rights of the Bank or of any affiliate hereunder including, without limitation, the rights set forth in Sections 4 and 6, with respect to Guaranteed Obligations incurred prior to the receipt of such notice and not extinguished at such time or Guaranteed Obligations incurred pursuant to any contract or commitment in existence prior to such receipt and not extinguished at such time, and all checks, drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Borrowers and drawn on the Bank or any of its agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by the Bank after that date, shall form part of the Guaranteed Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any prior termination or any such notice, if at any time any payment made or value received with respect to a Guaranteed Obligation is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, all as though such payment had not been made or value received.

      Section 13.21. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall insure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing, subject to the terms and conditions of the Amended and Restated Credit Agreement, the Bank may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Bank herein.

      Section 13.22. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

--------------------------------------------------------------------------------

      Section 13.23. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth beneath its signature hereto, and if to the Bank, at 100 Federal Street, Boston, Massachusetts 02110, Attention: John
M. Sharry, Vice President, or at such other address as either party may designate in writing.

      Section 13.24. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of The Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 12 hereof. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient forum.

      Section 13.25. WAIVER OF JURY TRIAL. THE GUARANTOR AND THE BANK (BY ACCEPTANCE OF THIS GUARANTY) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER BANK AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK, RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE BANK AGREEMENTS, AND AGREE THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS GUARANTY AND MAKE THE REVOLVING CREDIT ADVANCES AND TERM LOAN.

      Section 13.26. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor and the Bank with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Guaranteed Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amended and Restated Credit Agreement.

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date appearing on page one.

                                               SC LICENSING CORP.

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: VP

                                               Address:
                                               21 Bristol Drive
                                               South Easton, MA 02375

                                   CERTIFICATE

      The undersigned certifies to Fleet National Bank that:

      1. He is the clerk of the Guarantor which executed the foregoing Guaranty and in that capacity has the authority to make this certificate on behalf of the Guarantor.

      2. The Guarantor is a corporation validly organized or formed and existing in good standing and in the full enjoyment of its powers and franchises under The laws of the Commonwealth of Massachusetts.

      3. The foregoing Guaranty has been duly executed and delivered on behalf of the Guarantor, such actions have been duly authorized by all necessary corporate or other action, and the execution, delivery and performance of the Guaranty by the Guarantor will not contravene any existing law, rule or regulation, or any provision of its Certificate of Incorporation or Bylaws or other document or documents evidencing its establishment or governing the conduct of its affairs or any agreement to which it is a party or by which it is bound.

      IN WITNESS WHEREOF, the undersigned has made this certificate on behalf of the Guarantor this 27th day of December, 2000.


                                               Jeffrey H. Brown, Clerk

                       Confirmation of Security Agreement

                                               December 27, 2000

Fleet National Bank
100 Federal Street
Boston, MA  02110

RE: Amended and Restated Credit Facilities by and among Specialty Catalog Corp., SC Corporation d/b/a SC Direct, SC Publishing, Inc., Daxbourne International Limited and Fleet National Bank

Ladies and Gentlemen:

      Reference is hereby made to (a) that certain Security Agreement (as amended or supplemented from time to time, the "Security Agreement") dated as of March 12, 1997 by and among SC Corporation d/b/a SC Direct, a Delaware corporation, and SC Publishing, Inc., a Delaware corporation, as debtors (collectively, the "Debtors") and Fleet National Bank (f/k/a The First National Bank of Boston), as secured party (the "Bank"), (b) that certain Credit and Guaranty Agreement (as amended through the date hereof, the "U.S. Credit Agreement") dated as of March 12, 1997 by and among Specialty Catalog Corp., a Delaware corporation (the "Company") and the Debtors, as borrowers, and the Bank, as lender and (c) that certain Credit Agreement (as amended through the date hereof, the "U.K. Credit Agreement," and together with the U.S. Credit Agreement, the "Original Credit Agreements") dated as of October 3, 1997 by and among Daxbourne International Limited (Registered No. 3369640), a private company limited by shares incorporated in England and Wales ("SC(UK)"), as borrower, the Company and the Debtors, as guarantors, and the Bank, as lender. As of the date hereof, the Original Credit Agreements have been amended and restated in their entirety pursuant to the terms of that certain Amended and Restated Credit Agreement (as amended or modified from time to time, the "Amended and Restated Credit Agreement") dated as of December 27, 2000 by and among the Company, the Debtors and SC(UK), as borrowers, and the Bank, as lender. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Security Agreement and the Amended and Restated Credit Agreement, as applicable.

      The Debtors hereby confirm (a) their representations and warranties set forth in Article 2 of the Security Agreement as of the date hereof and (b) that the Security Agreement and the Security Interest granted pursuant thereto shall secure all Bank Obligations as defined in the Amended and Restated Credit Agreement, including without limitation payment and performance in full of the Revolving Credit Note and Term Note (as defined therein), and all other liabilities and obligations of the Company, the Debtors and SC(UK) to the Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, regardless of how they arose or were acquired, now existing or hereafter arising.

                                               SC CORPORATION d/b/a SC DIRECT

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: SVP

                                               SC PUBLISHING, INC.

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: SVP

ACKNOWLEDGED AND AGREED:

FLEET NATIONAL BANK

By: /s/ John M. Sharry
    Name:  John M. Sharry
    Title: Vice President

                     Confirmation of Stock Pledge Agreement

                                               December 27, 2000

Fleet National Bank
100 Federal Street
Boston, MA  02110

RE: Amended and Restated Credit Facilities by and among Specialty Catalog Corp., SC Corporation d/b/a SC Direct, SC Publishing, Inc., Daxbourne International Limited and Fleet National Bank

Ladies and Gentlemen:

      Reference is hereby made to (a) that certain Stock Pledge Agreement (as amended or supplemented from time to time, the "Pledge Agreement") dated as of March 12, 1997 by and between Specialty Catalog Corp., a Delaware corporation, as pledgor (the "Company") and Fleet National Bank (f/k/a The First National Bank of Boston), as pledgee (the "Bank"), (b) that certain Credit and Guaranty Agreement (as amended through the date hereof, the "U.S. Credit Agreement") dated as of March 12, 1997 by and among the Company, SC Corporation d/b/a SC Direct, a Delaware corporation ("SC Direct") and SC Publishing, Inc., a Delaware corporation ("SC Publishing"), as borrowers, and the Bank, as lender and (c) that certain Credit Agreement (as amended through the date hereof, the "U.K. Credit Agreement," and together with the U.S. Credit Agreement, the "Original Credit Agreements") dated as of October 3, 1997 by and among Daxbourne International Limited (Registered No. 3369640), a private company limited by shares incorporated in England and Wales ("SC(UK)"), as borrower, the Company, SC Direct and SC Publishing, as guarantors, and the Bank, as lender. As of the date hereof, the Original Credit Agreements have been amended and restated in their entirety pursuant to the terms of that certain Amended and Restated Credit Agreement (as amended or modified from time to time, the "Amended and Restated Credit Agreement") dated as of December 27, 2000 by and among the Company, SC Direct, SC Publishing and SC(UK), as borrowers, and the Bank, as lender. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Pledge Agreement and the Amended and Restated Credit Agreement, as applicable.

      The Company hereby confirms (a) its representations and warranties set forth in Section 5 of the Pledge Agreement as of the date hereof and (b) that the Pledge Agreement and the Pledged Collateral pledged pursuant thereto shall secure all Bank Obligations as defined in the Amended and Restated Credit Agreement, including without limitation payment and performance in full of the Revolving Credit Note and Term Note (as defined therein), and all other liabilities and obligations of the Company, SC Direct, SC Publishing and SC(UK) to the Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, regardless of how they arose or were acquired, now existing or hereafter arising.

                                               SPECIALTY CATALOG CORP.

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: SVP

ACKNOWLEDGED AND AGREED:

FLEET NATIONAL BANK

By: /s/ John M. Sharry
    Name:  John M. Sharry
    Title: Vice President

                     Confirmation of Stock Pledge Agreement

                                               December 27, 2000

Fleet National Bank
100 Federal Street
Boston, MA  02110

RE: Amended and Restated Credit Facilities by and among Specialty Catalog Corp., SC Corporation d/b/a SC Direct, SC Publishing, Inc., Daxbourne International Limited and Fleet National Bank

Ladies and Gentlemen:

      Reference is hereby made to (a) that certain Stock Pledge Agreement (as amended or supplemented from time to time, the "Pledge Agreement") dated as of March 12, 1997 by and between SC Corporation d/b/a SC Direct, a Delaware corporation, as pledgor ("SC Direct") and Fleet National Bank (f/k/a The First National Bank of Boston), as pledgee (the "Bank"), (b) that certain Credit and Guaranty Agreement (as amended through the date hereof, the "U.S. Credit Agreement") dated as of March 12, 1997 by and among Specialty Catalog Corp., a Delaware corporation (the "Company"), SC Direct and SC Publishing, Inc., a Delaware corporation ("SC Publishing"), as borrowers, and the Bank, as lender and (c) that certain Credit Agreement (as amended through the date hereof, the "U.K. Credit Agreement," and together with the U.S. Credit Agreement, the "Original Credit Agreements") dated as of October 3, 1997 by and among Daxbourne International Limited (Registered No. 3369640), a private company limited by shares incorporated in England and Wales ("SC(UK)"), as borrower, the Company, SC Direct and SC Publishing, as guarantors, and the Bank, as lender. As of the date hereof, the Original Credit Agreements have been amended and restated in their entirety pursuant to the terms of that certain Amended and Restated Credit Agreement (as amended or modified from time to time, the "Amended and Restated Credit Agreement") dated as of December 27, 2000 by and among the Company, SC Direct, SC Publishing and SC(UK), as borrowers, and the Bank, as lender. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Pledge Agreement and the Amended and Restated Credit Agreement, as applicable.

      SC Direct hereby confirms (a) its representations and warranties set forth in Section 5 of the Pledge Agreement as of the date hereof and (b) that the Pledge Agreement and the Pledged Collateral pledged pursuant thereto shall secure all Bank Obligations as defined in the Amended and Restated Credit Agreement, including without limitation payment and performance in full of the Revolving Credit Note and Term Note (as defined therein), and all other liabilities and obligations of the Company, SC Direct, SC Publishing and SC(UK) to the Bank of every kind and description, direct or indirect, absolute or contingent, due or to become due, regardless of how they arose or were acquired, now existing or hereafter arising.

                                               SC CORPORATION d/b/a SC DIRECT

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: SVP

ACKNOWLEDGED AND AGREED:

FLEET NATIONAL BANK

By: John M. Sharry
    Name:  John M. Sharry
    Title: Vice President

                       Confirmation of Security Agreement

                                               December 27, 2000

Fleet National Bank
100 Federal Street
Boston, MA  02110

RE: Amended and Restated Credit Facilities by and among Specialty Catalog Corp., SC Corporation d/b/a SC Direct, SC Publishing, Inc., Daxbourne International Limited and Fleet National Bank

Ladies and Gentlemen:

      Reference is hereby made to (a) that certain Security Agreement (as amended or supplemented from time to time, the "Security Agreement") dated as of December 30, 1997 by and between SC Licensing Corp., a Massachusetts corporation, as debtor ("SC Licensing") and Fleet National Bank (f/k/a BankBoston, N.A.), as secured party (the "Bank"), (b) that certain Credit and Guaranty Agreement (as amended through the date hereof, the "U.S. Credit Agreement") dated as of March 12, 1997 by and among Specialty Catalog Corp., a Delaware corporation (the "Company"), SC Corporation d/b/a SC Direct, a Delaware corporation ("SC Direct") and SC Publishing, Inc., a Delaware corporation ("SC Publishing"), as borrowers, and the Bank, as lender, (c) that certain Credit Agreement (as amended through the date hereof, the "U.K. Credit Agreement," and together with the U.S. Credit Agreement, the "Original Credit Agreements") dated as of October 3, 1997 by and among Daxbourne International Limited (Registered No. 3369640), a private company limited by shares incorporated in England and Wales ("SC(UK)"), as borrower, the Company, SC Direct and SC Publishing, as guarantors, and the Bank, as lender and (d) that certain Unlimited Guaranty dated as of December 30, 1997 by SC Licensing, as guarantor, in favor of the Bank (the "Original Guaranty"). As of the date hereof, (a) the Original Credit Agreements have been amended and restated in their entirety pursuant to the terms of that certain Amended and Restated Credit Agreement (as amended or modified from time to time, the "Amended and Restated Credit Agreement") dated as of December 27, 2000 by and among the Company, SC Direct, SC Publishing and SC(UK), as borrowers, and the Bank, as lender and (b) the Original Guaranty has been replaced, but not discharged, by that certain Unlimited Guaranty (the "SC Licensing Guaranty") dated as of December 27, 2000 by SC Licensing, as guarantor, in favor of the Bank, pursuant to which SC Licensing has guaranteed payment and performance in full of all Bank Obligations as defined in the Amended and Restated Credit Agreement, including without limitation payment and performance in full of the Revolving Credit Note and Term Note (as defined therein), and all other liabilities, agreements and obligations of the Company, SC Direct, SC Publishing and SC(UK) to the Bank, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the SC Licensing Guaranty and the Amended and Restated Credit Agreement, as applicable.

      SC Licensing hereby confirms (a) its representations and warranties set forth in Article 2 of the Security Agreement as of the date hereof and (b) that the Security Agreement and the Security Interest granted pursuant thereto shall secure all of its obligations pursuant to the SC Licensing Guaranty and all other obligations and liabilities of SC Licensing, the Company, SC Direct, SC Publishing and SC(UK) to the Bank, of every kind and description, direct or indirect, absolute or contingent, due or to become due, regardless of how they arose or were acquired, now existing or hereafter arising, including without limitation the Bank Obligations as defined in the Amended and Restated Credit Agreement.

                                               SC LICENSING CORP.

                                               By: /s/ Thomas McCain
                                                   Name:  Thomas McCain
                                                   Title: VP

ACKNOWLEDGED AND AGREED:

FLEET NATIONAL BANK

By: /s/ John M. Sharry
    Name:  John M. Sharry
    Title: Vice President